EXHIBIT 99.7

                                                            EXECUTION AGREEMENT


                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

     THIS COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this "AGREEMENT") is made and dated as of July 19, 2002, by and among American Golf Corporation, a California corporation (together with its successors and permitted assigns, the "COMPANY"), David G. Price, an individual, The David G. Price Trust dated March 5, 1998 (as amended) ("THE DAVID G. PRICE TRUST"), Mountaingate Land, L.P. a California limited partnership ("MOUNTAINGATE"), Golf Enterprises, Inc., a Kansas corporation ("GEI"), Jim Colbert Golf, Inc., a Nevada corporation ("JCG"), BNY Midwest Trust Company, an Illinois corporation, not individually but as collateral agent for the Secured Creditors (as defined below) (in such capacity, the "COLLATERAL AGENT"), Bank of America, N.A. (the "BANK") and the Purchasers (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in Article I hereof.

                                    RECITALS

     A. WHEREAS, pursuant to that certain Credit Agreement dated as of July 30, 1996 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), between the Company and the Bank, the Bank agreed to provide revolving credit and standby letter of credit facilities not to exceed at any one time an aggregate principal amount equal to $48,134,000 (the "BANK LOANS").

     B. WHEREAS, pursuant to that certain Note Purchase Agreement dated as of July 30, 1996 (as amended, modified or supplemented from time to time, the "NOTE PURCHASE AGREEMENT") between the Company and the purchasers party thereto (the "PURCHASERS"), the Company issued and the Purchasers purchased $41,500,000 original aggregate principal amount of the Company's 9.35% Senior Secured Notes due July 1, 2004 (the "NOTES"), and the Notes have an aggregate outstanding principal amount equal to $30,374,031 as of the date hereof;

     C. WHEREAS, pursuant to a Forbearance Agreement dated as of March 8, 2002 (the "MARCH FORBEARANCE AGREEMENT") between the Company and the Bank, the Bank agreed to forbear from exercising its remedies under the Loan Documents so long as no "NEW EVENTS OF DEFAULT" (as defined in Paragraph VIII of the March Forbearance Agreement) occur;

     D. WHEREAS, by that certain Restructuring Agreement and Limited Waiver dated as of July 1, 2002 by and between the Bank, the Purchasers and the Company (the "RESTRUCTURING AGREEMENT"), (i) the maturity date of the Bank Loans has been extended, the Credit Agreement has been amended and certain defaults thereunder have been waived until March 31, 2003; and (ii) the Note Purchase Agreement and the Notes have been amended and certain defaults thereunder have been waived until March 31, 2003;

     E. WHEREAS, pursuant to the respective terms of the Restructuring Agreement, and as a condition to the respective forbearance by the Bank and the Purchasers (collectively, the "SECURED CREDITORS") thereunder, each of the Company and the Guarantors (hereinafter defined) has agreed to secure the obligations owed to the Secured Creditors under their respective Debt Documents by executing and delivering the Guaranties (hereinafter defined) and Security

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Instruments and providing collateral in the form of (i) a second priority leasehold mortgage or deed of trust for the benefit of the Secured Creditors encumbering real property leased by Mountaingate, (ii) first priority leasehold mortgages or deeds of trust for the benefit of the Secured Creditors encumbering real property leased by GEI and JCG as listed on SCHEDULE 1, attached hereto and made a part hereof and (iii) first priority security interest and pledge of shares of stock of National Golf Properties, Inc., a Maryland corporation ("NGP") and partnership interest units of National Golf Operating Partnership, L.P., a Delaware limited partnership ("NGOP") held by David G. Price and The David G. Price Trust;

     F. WHEREAS, the Secured Creditors wish to appoint the Collateral Agent as collateral agent under this Agreement and to define their respective rights and obligations with respect to the Collateral, and the Collateral Agent wishes to set forth the terms on which it shall accept such appointment and shall undertake to perform certain duties on behalf of the Secured Creditors with respect to this Agreement and the Collateral;

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

     1. DEFINITIONS.

     "AFFILIATE": shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "AGC/GEI MANAGEMENT SECURITY AGREEMENT": shall mean the Security Agreement dated as of even date herewith by and between the Collateral Agent and the Company.

     "AGC/NGOP COLLATERAL": shall mean the collateral granted to the Collateral Agent for the ratable benefit of the Bank, the Purchasers and NGOP pursuant to the terms of the AGC/NGOP Collateral Agency Agreement.

     "AGC/NGOP COLLATERAL AGENCY AGREEMENT": shall mean the Collateral Agency and Intercreditor Agreement dated as of even date herewith, among the Company, the Bank, the Purchasers, NGOP and the Collateral Agent for the ratable benefit of the Bank, the Purchasers and NGOP.

     "AGC/NGOP DISTRIBUTION": shall mean any and all Distributions (as defined in the AGC/NGOP Collateral Agency Agreement in respect of the AGC/NGOP Collateral) made by the Collateral Agent pursuant to the terms of the AGC/NGOP Collateral Agency Agreement.

     "ALTERNATE COLLATERAL": shall mean the Alternate Pledge Collateral and Alternate Mountaingate Collateral.

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     "ALTERNATE MAJOR DEFAULT": shall mean the occurrence of any of the following events, (A) during the period from and including the date hereof to and including September 30, 2002, in the case of the Mountaingate Guaranty and the Mountaingate Second Mortgage, and October 15, 2002, in the case of the Price Guaranty and the Price Pledge Agreement: (i) the occurrence of any Major Default and either the Bank or the Required Purchasers shall have elected to accelerate the Loan Obligations or the Purchaser Obligations, respectively; (ii) the occurrence of any of the Major Defaults specified in Sections XI(A) (except for the payment of Costs and Expenses), (C), (D), (E), (G) or (H) of the Restructuring Agreement; (iii) solely with respect to the Price Pledge Agreement and the Price Guaranty, the entry of an order for relief in bankruptcy in respect of David G. Price; or (iv) solely with respect to the Mountaingate Guaranty and the Mountaingate Second Mortgage, the entry of an order for relief in bankruptcy in respect of Mountaingate; (B) from and after the delivery of the Alternate Mountaingate Collateral with respect to the Alternate Mountaingate Collateral a Major Default; (C) from and after the delivery of the Alternate Pledged Collateral with respect to the Alternate Pledged Collateral a Major Default.

     "ALTERNATE MOUNTAINGATE COLLATERAL": shall have the meaning assigned thereto in SECTION 14.

     "ALTERNATE PLEDGE COLLATERAL": shall have the meaning assigned thereto in
SECTION 14.

     "BANK LOANS": shall have the meaning assigned thereto in recital paragraph A hereof.

     "BANKRUPTCY CODE": shall mean the Bankruptcy Code, Title 11, United States Code.

     "BANKRUPTCY PROCEEDING": shall mean, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, including without limitation any case involving such Person as a debtor under the Bankruptcy Code.

     "BUSINESS DAY": shall mean a day (other than a Saturday or Sunday) on which banks are generally open for business in Los Angeles, California, Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

     "CASUALTY": shall mean any fire, explosion, flood, collapse or other casualty affecting any of the Real Property Collateral.

     "COLLATERAL": shall mean (i) the Real Property Collateral, (ii) the Personal Property Collateral, and (iii) all assets (including, without limitation, real property, personal property and fixtures) of the Guarantors, both tangible and intangible, upon which each of the Guarantors is required pursuant to the terms of the Debt Documents to grant to the Collateral Agent for the benefit of the Secured Creditors a Lien, in each case, to the extent of any right, title and interest of the Guarantors therein, but subject in each case to the rights of the Guarantors hereunder and

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


under the other Debt Documents and excluding in each case (x) any property or assets constituting Excluded Assets and (y) the AGC/NGOP Collateral.

     "COLLATERAL AGENT": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "COLLATERAL AGENT'S FEE": shall mean collectively, all fees payable to the Collateral Agent from time to time pursuant to the fee agreement attached as ANNEX 1 hereto and made a part hereof.

     "COLLATERAL PAYMENTS": shall have the meaning assigned thereto in SECTION 11(a) hereof.

     "COLLATERAL PROCEEDS": shall mean and include the proceeds of any sale or disposition of any of the Collateral in connection with (i) the Enforcement of the Liens granted pursuant to the Security Instruments or (ii) any other exercise of the rights of the Collateral Agent on behalf of the Secured Creditors, or by any Secured Creditor, pursuant to the Security Instruments and this Agreement.

     "COLLATERAL PROCEEDS ACCOUNT": shall have the meaning assigned thereto in
SECTION 15(e).

     "COMPANY": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "CONDEMNATION": shall mean the taking or voluntary conveyance of all or a part of the Real Property Collateral, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnations or other eminent domain proceeding by any Governmental Authority.

     "CREDIT AGREEMENT": shall have the meaning assigned thereto in recital paragraph A hereof.

     "CURRENT RATE": shall have the meaning assigned thereto in the Restructuring Agreement.

     "DAVID G. PRICE": shall collectively mean David G. Price, an individual, and The David G. Price Trust except for references to David G. Price relating to a Specified Event, Interest Shortfall or Alternate Collateral in which such instances, references to David G. Price shall mean to David G. Price solely in his capacity as an individual.

     "DAVID G. PRICE CONTROL ACCOUNT": shall mean the account established and maintained by the Securities Intermediary (as defined in the David G. Price Control Agreement).

     "DAVID G. PRICE CONTROL AGREEMENT": shall mean that certain Security Account Control Agreement to be entered into by and between David G. Price and the Collateral Agent, a form of which agreement is attached hereto as ANNEX 2 and made a part hereof.

     "DEBT DOCUMENTS": shall mean (1) the Credit Agreement, (2) the Note Purchase Agreement, (3) the Notes, (4) the Existing Pledge Agreement, (5) the Restructuring Agreement, (6) the Guaranties, (7) the Security Instruments, (8) all other documents now or hereafter

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

executed by the Company, any Guarantor or any other person or entity to evidence or secure the payment of the Secured Obligations and (9) all modifications, restatements, extensions, renewals and replacements of the foregoing.

     "DEFAULT NOTICE": shall have the meaning assigned thereto in SECTION 12(b).

     "DIRECTING CREDITORS": shall mean (i) the Bank or (ii) the Required Purchasers.

     "DISALLOWED OBLIGATION": shall have the meaning assigned thereto in SECTION 28(a).

     "DISTRIBUTION": shall mean any and all payments or distributions (direct or indirect) of any kind or character (whether such payments or distributions are attributable to Collateral or to assets or property other than Collateral and whether in the form of cash or any other property) in respect of any of the Secured Obligations, including, without limitation:

          (i) any voluntary payment or distribution, including any prepayment (whether optional or otherwise) or any purchase of any of the Secured Obligations by the Company or any Affiliate of the Company (including any debt or equity refinancing from any source);

          (ii) any setoff or assertion of a banker's lien or similar right (including, without limitation, any secured Lien arising therefrom under the Bankruptcy Code);

          (iii) any distribution of proceeds from any exercise of rights or remedies by any Secured Creditor (including, without limitation, any Collateral Proceeds);

          (iv) any payments or other distributions (including, without limitation, payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Secured Creditor) made pursuant to the terms of any Security Instrument or the exercise of any rights (statutory or otherwise) with respect to the Collateral or any Obligation; and

          (v) any payment or other distribution from the estate of the Company or any Subsidiary of the Company in any Bankruptcy Proceeding;

     PROVIDED, HOWEVER, that "Distributions" as used herein shall exclude any
     (i) amortized principal payments, (ii) interest payments, (iii) Costs and Expenses (as defined in the Restructuring Agreement and provided that no Alternate Major Default or Major Default shall have occurred), (iv) Waiver Fee (as defined in the Restructuring Agreement), (v) any AGC/NGOP Distribution pursuant to the terms of the AGC/NGOP Collateral Agency Agreement and (vi) any Mandatory Payment (as defined in the Restructuring Agreement) pursuant to the Restructuring Agreement.

          "ELIGIBLE INVESTMENTS": shall mean any and all of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;


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


          (ii) (A) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Collateral Agent or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, PROVIDED that each such investment has an original maturity of no more than 180 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long-term unsecured debt rating in the highest available rating by Moody's at the time of such investment;

          (iv) commercial paper having, or demand notes constituting an investment vehicle in commercial paper having, an original maturity of less than 180 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of Moody's at the time of such investment (the issuer of any demand notes under this paragraph
     (iv) must also be an institution that satisfies the unsecured debt rating test specified in this paragraph (iv));

          (v) a guaranteed investment contract issued by an insurance company or other corporation having a long-term unsecured debt rating or a claims-paying ability rated in the highest available rating category of Moody's at the time of such investment; and

          (vi) money market funds having ratings in the highest available rating category of Moody's at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein), including money market funds of the Collateral Agent at the time of such investment and any such funds that are managed by the Collateral Agent or any of its Affiliates or for which the Collateral Agent or any Affiliate of the Collateral Agent acts as advisor.

     Any Eligible Investments may be purchased by or through the Collateral Agent or any of its Affiliates.

     "ENFORCEMENT": shall mean taking any action, seeking remedies with respect to the Collateral or pursuing enforcement (judicial or otherwise) with respect to any of the Liens granted under the Security Instruments. For the avoidance of doubt, "Enforcement" shall not include (i) filing any involuntary petition of bankruptcy or similar action with respect to the Company or (ii) any action permitted by SECTION 13.

     "ENFORCEMENT DIRECTIVE": shall have the meaning assigned thereto in SECTION 2(b)(i).

     "ENVIRONMENTAL LAWS": shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or

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

the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Properties, the Company or any of the Company's subsidiaries or any of the Company's assets.

     "EXCLUDED ASSETS": shall mean any property or assets in which any of the Guarantors is prohibited from granting any security interests by the terms of any contractual obligation, or as to which the granting of a security interest would, under the terms of such contractual obligation, constitute a breach or violation by any of the Guarantors or occasion the loss of any material rights or interests of any of the Guarantors thereunder, or the incurrence of any material obligation by any of the Guarantors.

     "EXISTING PLEDGE AGREEMENT": shall mean the Pledge, Collateral Agency and Intercreditor Agreement, dated as of July 30, 1996, among the Company, GEI, the Bank, the Purchasers, the Bank, not individually but as collateral agent for itself and the Purchasers, and the other parties thereto, modified hereby to secure all of the Secured Obligations.

     "FIXTURES": shall have the meaning assigned thereto under the definition of Real Property Collateral.

     "GEI": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "GEI GUARANTY": shall mean that certain Limited Recourse Guaranty dated of even date herewith and executed by GEI in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "GEI MORTGAGES": shall mean those certain leasehold mortgages or deeds of trust executed by GEI in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "GOVERNMENTAL AUTHORITY": shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTIES": shall mean each of the JCG Guaranty, the Mountaingate Guaranty, the Price Guaranty and the GEI Guaranty.

     "GUARANTORS": shall mean each of JCG, GEI, Mountaingate, David G. Price and The David G. Price Trust.

     "IMPROVEMENTS": shall have the meaning assigned thereto under the definition of Real Property Collateral (as defined herein).

     "INDEBTEDNESS": shall have the meaning assigned thereto in the Restructuring Agreement.

     "INTEREST SHORTFALL": shall mean the amount, if any, of interest payable to the Secured Creditors at the Current Rate that is not being paid on a current basis, calculated based on a principal amount of the Secured Obligations that is equal to the lower of (A) the principal amount on which the Company is not paying interest on a current basis, or (B) an amount equal to (x) $10 million in the event Mountaingate shall have provided cash collateral as the Alternate


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Mountaingate  Collateral  or (y) $16  million in the event  David G. Price shall have provided cash collateral as the Alternate Pledge Collateral or (z) $26 million in the event David G. Price shall have provided the Alternate Pledge Collateral and Mountaingate shall have provided the Alternate Mountaingate Collateral.

     "JCG": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "JCG GUARANTY": shall mean that certain Limited Recourse Guaranty dated of even date herewith and executed by JCG in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "JCG MORTGAGES": shall mean those certain leasehold mortgages or deeds of trust executed by JCG in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "LAND": shall have the meaning assigned thereto under the definition of Real Property Collateral.

     "LEASES": shall have the meaning assigned thereto under the definition of Real Property Collateral.

     "LETTER OF CREDIT": shall mean irrevocable standby letter of credit, (i) issued for the benefit of the Collateral Agent by a financial institution and in form reasonably acceptable to the Required Creditors, (ii) for an initial term of not less than 364 days, (iii) available for drawing at any time during such initial term upon delivery by the Collateral Agent of a certificate stating that any Major Default or Specified Event has occurred and is continuing, (iv) if not drawn prior to the expiration of the initial term, automatically paid (without further act or document delivery required) by wire transfer to an account designated by the Collateral Agent upon the expiration of the initial term UNLESS not less than 10 days prior to the expiration of the term the Collateral Agent (at the direction of the Required Creditors) shall have delivered a notice of renewal to the issuer, then, (v) in the event of each subsequent renewal, renewed for an additional term of not less than 364 days, (vi) available for drawing at any time during any renewed term upon delivery by the Collateral Agent of a certificate stating that any Major Default or Specified Event has occurred and is continuing, and (vii) if not drawn prior to the expiration of any renewed term, automatically paid (without further act or document delivery required) by wire transfer to an account designated by the Collateral Agent upon the expiration of any renewed term.

     "LIEN": shall mean any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     "LOAN OBLIGATIONS": shall mean the obligations of the Company to the Bank under the Credit Agreement.

     "LOSS PROCEEDS ACCOUNT": shall have the meaning assigned thereto in SECTION 7(a) hereof.


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     "MAJOR DEFAULT": shall have the meaning assigned thereto in the
Restructuring Agreement.

     "MAKE-WHOLE AMOUNTS": shall have the meaning assigned thereto in Section
8.7 of the Note Purchase Agreement.

     "MATERIAL ADVERSE EFFECT": shall mean a material adverse effect on (i) the ability of each of the Guarantors to perform its or his material obligations under the Guaranties and Security Instruments to which any Guarantor is a party or (ii) the validity or enforceability of any of the Debt Documents or the material rights or remedies of the Bank or the Purchasers thereunder.

     "MATERIALS OF ENVIRONMENTAL CONCERN": shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MORTGAGES": shall mean the JCG Mortgages, the GEI Mortgages and Mountaingate Second Mortgage.

     "MOUNTAINGATE CONTROL ACCOUNT": shall mean the account established and maintained by the Securities Intermediary (as defined in the Mountaingate Control Agreement).

     "MOUNTAINGATE CONTROL AGREEMENT": shall mean that certain Security Account Control Agreement to be entered into by and between Mountaingate and the Collateral Agent, a form of which agreement is attached hereto as ANNEX 3 and made a part hereof.

     "MOUNTAINGATE FIRST MORTGAGE": shall mean that certain mortgage or deed of trust dated as of October 7, 1996 and executed by Mountaingate in favor of the Bank.

     "MOUNTAINGATE GUARANTY": shall mean that certain Limited Recourse Guaranty dated as of even date herewith and executed by Mountaingate in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "MOUNTAINGATE PROPERTY": shall mean that certain property described in the Mountaingate Second Mortgage and commonly known as the Mountaingate Golf Course.

     "MOUNTAINGATE SECOND MORTGAGE": shall mean that certain mortgage or deed of trust dated as of even date herewith and executed by Mountaingate in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "NGOP": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "NGP": shall have the meaning ascribed thereto in the introductory paragraph hereof.

     "NON-RETURNING SECURED CREDITOR": shall have the meaning assigned thereto in SECTION 15(c).


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     "NOTE PURCHASE AGREEMENT": shall have the meaning assigned thereto in recital paragraph B hereof.

     "NOTES": shall have the meaning assigned thereto in recital paragraph B hereof.

     "PERMITTED ENCUMBRANCES": shall mean:

          (i) all Liens and other matters specifically disclosed on Schedule B of the title insurance commitments delivered to the Collateral Agent after the date hereof which matters are subject to the reasonable approval of the Required Creditors;

          (ii) the Mountaingate First Mortgage;

          (iii) Liens, if any, for taxes and other impositions not yet delinquent;

          (iv) mechanics', materialmen's or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being contested by Mountaingate, GEI or JCG in good faith and by appropriate proceedings;

          (v) rights of (a) existing tenants as tenants only pursuant to written Leases, and (b) future tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement and the other Debt Documents; and

          (vi) (a) zoning restrictions, building codes, land use laws and other legal requirements regulating the use or occupancy of the Property, and (b) easements, rights-of-way, covenants, conditions, restrictions on use of real property and other similar matters affecting the Property in addition to those described in subparagraph (i) above, which matters described in this clause (b) do not have a material adverse effect on the value of the Property or its fitness for its intended use.

     "PERSON": shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PERSONALTY": shall have the meaning assigned thereto under the definition of Real Property Collateral.

     "PERSONAL PROPERTY COLLATERAL": shall mean (i) the shares of NGP and partnership interest units of NGOP pledged by David G. Price and The David G. Price Trust to the Collateral Agent pursuant to the Price Pledge Agreement and
(ii) the security interest granted to the Collateral Agent pursuant to the AGC/GEI Management Security Agreement.

     "PLANS": shall have the meaning assigned thereto under the definition of Real Property Collateral.

     "POLICIES": shall have the meaning assigned thereto in SECTION 5(f) hereof.


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     "PRICE GUARANTY": shall mean that certain Limited Recourse Guaranty dated as of even date herewith and executed by David G. Price and The David G. Price Trust in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

     "PRICE PLEDGE AGREEMENT": shall mean that certain Stock and Partnership Interest Pledge Agreement dated as of even date herewith by and between David G. Price, The David G. Price Trust and the Collateral Agent.

     "PROPERTY" or "PROPERTIES": shall mean, with respect to any Person, any and all property, whether real, personal, tangible, intangible or mixed, of such Person.

     "PURCHASER OBLIGATIONS": shall mean the obligations of the Company under the Note Purchase Agreement and the Notes.

     "PURCHASERS": shall have the meaning assigned thereto in recital paragraph B hereof.

     "REAL PROPERTY COLLATERAL": shall mean all of the following assets, to the extent of any right, title or interest of Mountaingate, GEI and JCG therein, excluding in each case any property or assets constituting Excluded Assets:

          (i) those certain Leases or management agreements described in Exhibit A to each of the Mortgages and the leasehold estates created thereby (collectively, the "COURSE LEASE") together with any greater estate therein as hereafter may be acquired by Mountaingate, GEI and JCG, as applicable (collectively, the "LAND") including without limitation, the fee simple interest of Mountaingate in the property commonly known as the Mountaingate Golf Course,

          (ii) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"),

          (iii) all building or construction materials, all machinery, supplies, equipment, fixtures, apparatus and other items of personal property now owned or hereafter acquired by Mountaingate, GEI and JCG, as applicable, and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, including, without limitation, any and all partitions, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, plumbing, lighting, communications and elevator fixtures, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery and equipment, disposals, dishwashers, furniture, refrigerators and ranges, securities systems, art work, recreational and pool equipment and facilities of all kinds, water, gas, electrical, storm and sanitary sewer facilities of all kinds, and all other utilities whether or not situated in easements together with all accessions, replacements, betterments and substitutions for any of the foregoing (the "FIXTURES"),

          (iv) all right, title and interest of Mountaingate, GEI and JCG, as applicable, in and to all goods, accounts, general intangibles, instruments, documents, accounts receivable, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the Uniform Commercial Code in the state where each property is located, now owned or hereafter acquired by Mountaingate, GEI and JCG, as applicable, and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and/or the Improvements or which may be used in or relating to the planning, development, financing or operation of the Land and/or the Improvements, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, condemnation awards, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Mountaingate, GEI and JCG, as applicable, under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mountaingate, GEI and JCG, as applicable, with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs and all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments against any the Course Lease, the Land and/or Improvements as a result of tax certiorari or any applications or proceedings for reduction (the "PERSONALTY"),

          (v) all right, title and interest of Mountaingate, GEI and JCG, as applicable, in and to all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "PLANS"),

          (vi) all leasehold estates, leases, subleases, sub-subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect and every modification, amendment or other agreement relating thereto, including every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto) which grant a possessory interest in, or the right to use or occupy, all or any part of the Land and/or Improvements, together with all related security and other deposits (the "LEASES"),

          (vii) all right, title and interest of Mountaingate, GEI and JCG, as applicable, in and to all of the rents, revenues, income, proceeds, issues, profits (including all oil or gas or other mineral royalties and bonuses), security and other types of deposits, and other benefits paid or payable and to become due or payable by parties to the Leases other than Mountaingate, GEI and JCG, as applicable for using, leasing, licensing, possessing, occupying, operating from, residing in, selling or otherwise enjoying any portion or portions of any Course Lease, Land and/or Improvements (the "RENTS"),

          (viii) all right, title and interest of Mountaingate, GEI and JCG, as applicable, in and to all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Course Lease, Land and/or Improvements or the sale of goods or services produced in or relating to the Land and/or Improvements (the "PROPERTY AGREEMENTS"),

          (ix) all right, title and interest of Mountaingate, GEI and JCG, as applicable, in and to all rights, privileges, titles, interests, liberties, tenements, hereditaments, rights-of-way, easements, sewer rights, water, water courses, water rights and powers, air rights and development rights, licenses, permits and construction and equipment warranties, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mountaingate, GEI and JCG, as applicable, in and to any streets, ways, alleys, passages, strips or gores of land adjoining the Land or any part thereof,

          (x) all accessions, replacements, renewals, additions and substitutions for any of the foregoing and all proceeds thereof,

          (xi) all insurance policies, unearned premiums therefor and proceeds from such policies, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, covering any of the above property now or hereafter acquired by Mountaingate, GEI and JCG, as applicable,

          (xii) all right, title and interest of Mountaingate, GEI and JCG, as applicable, in and to all mineral, riparian, littoral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral Projects,

          (xiii) all of Mountaingate, GEI and JCG's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Course Lease, the Land, Improvements, Fixtures or Personalty; and

          (xiv) all of Mountaingate, GEI and JCG's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensations heretofore made or hereafter to be made by any governmental authority pertaining to the Ground Lease, the Land, Improvements, Fixtures or Personalty.

     "RENTS": shall have the meaning assigned thereto under the definition of Real Property Collateral (as defined herein).

     "REQUIRED CREDITORS": shall mean (i) the Bank plus (ii) the Required Purchasers.

     "REQUIRED PURCHASERS": shall mean, as of any date, the then current holders of at least 50.1% of the outstanding principal amount of the Notes (exclusive of any Notes owned, directly or indirectly, by any one or more of the Company or any Subsidiary or Affiliate of the Company, or any officer or director thereof), provided, that, if there is then no principal amount of the Notes outstanding (exclusive of any Notes owned, directly or indirectly, by any one or more of the Company or any Subsidiary or Affiliate of the Company, or any officer or director thereof), but accrued Make-Whole Amounts are still outstanding with respect to such Notes, Required Purchasers shall mean the holders entitled to at least 50.1% of the accrued Make-Whole Amounts that are outstanding with respect to such Notes (exclusive of any Make-Whole

Amounts accrued with respect to any such Notes owned, directly or indirectly by any one or more of the Company or any Subsidiary or Affiliate of the Company, or any officer or director thereof).

     "RESTRUCTURING AGREEMENT": shall have the meaning assigned thereto in recital paragraph E hereof.

     "RETURNED AMOUNT SHARE": shall have the meaning assigned thereto in SECTION 15(c).

     "RETURNED AMOUNTS": shall have the meaning assigned thereto in SECTION
15(c).

     "SECURED CREDITORS": shall mean the Bank, the Purchasers, and their respective successors and permitted assigns.

     "SECURED OBLIGATIONS": shall mean (i) all of the Loan Obligations; (ii) all of the Purchaser Obligations; and (iii) all obligations of the Company arising under this Agreement and the Security Instruments.

     "SECURITY INSTRUMENTS": shall mean, collectively, this Agreement, the Mortgages, the Price Pledge Agreement, the AGC/GEI Management Security Agreement, the David G. Price Control Agreement, the Mountaingate Control Agreement and all other agreements including control agreements, instruments, mortgages and other documents, whether now existing or hereafter in effect, pursuant to which the Guarantors shall grant or convey to the Collateral Agent or any Secured Creditor a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the obligations or liabilities arising under the Guaranties and Security Instruments, as any of them may be amended, modified or supplemented from time to time in accordance with SECTION 22 of this Agreement.

     "SECURITY TERMINATION DATE": shall mean the earlier of (i) the date on which all of the Secured Obligations shall have been paid in full; and (ii) the date all of the Secured Creditors agree in writing to the termination of this Agreement.

     "SPECIFIED EVENT": shall mean any of the following: (i) David G. Price's failure to make any payment of Interest Shortfall when interest is due and not paid in full under the Restructuring Agreement (there being no implication that he is obligated to make such payments) provided that (x) David G. Price shall notify the Collateral Agent of any payment of Interest Shortfall, no more than 1 Business Day after any such payment and (y) at such time that David G. Price is no longer a director or officer of the Company, David G. Price has received notice from the Collateral Agent, no later than 10 days prior to the requested payment date, that such interest is due and payable under the Restructuring Agreement (even if after the actual interest due date thereunder), (ii) the confirmation of a Chapter 11 plan of reorganization of the Company under the Bankruptcy Code, (iii) the substantial completion of a liquidation of the Company in a Chapter 7 proceeding under the Bankruptcy Code, or (iv) the passage of 36 months after the date of an entry of an order for relief in bankruptcy in respect of the Company. (For the avoidance of doubt, any payment of Interest Shortfall by David G. Price after such interest is due under the Restructuring Agreement under (i) shall in no event cure any Major Default resulting from any nonpayment of Indebtedness by the Company pursuant to the terms of the Restructuring Agreement.)

     "THE DAVID G. PRICE TRUST": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "THIRD-PARTY MANAGEMENT CONTRACT": shall have the meaning assigned thereto in the Restructuring Agreement.

     2. APPOINTMENT OF THE COLLATERAL AGENT.

     (a) APPOINTMENT AND AUTHORIZATION. The Secured Creditors hereby appoint the Collateral Agent to act as secured party, agent, bailee and custodian for the exclusive benefit of the Secured Creditors pursuant to the terms hereof. The Collateral Agent hereby accepts such appointment and agrees to maintain and hold all Collateral at any time delivered to it as secured party, agent, bailee and custodian for the exclusive benefit of the Secured Creditors. The Collateral Agent and the Company agree that the Collateral Agent is acting and will act with respect to the Collateral for the exclusive benefit of the Secured Creditors and is not, and shall not at any time in the future be subject, with respect to the Collateral, in any manner or to any extent, to the direction or control of the Company except as expressly permitted hereunder and under any of the other Debt Documents. The Collateral Agent agrees to serve as Collateral Agent and to act in accordance with this Agreement and in accordance with any written instructions properly delivered pursuant hereto. The Collateral Agent is hereby expressly authorized in such capacity on behalf of the Secured Creditors, and without hereby limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:

          (i) to implement the sharing of Distributions as contemplated by this Agreement and to receive on behalf of each of the Secured Creditors any payment of monies paid thereto in accordance with the Security Instruments, and to distribute to each Secured Creditor its respective share of all payments (including the Distributions) so received in accordance with the terms of this Agreement;

          (ii) to receive all documents and items to be furnished under the Security Instruments and to keep and maintain accurate records;

          (iii) to maintain physical possession of any of the Collateral as contemplated by any of the Security Instruments;

          (iv) to act on behalf of each Secured Creditor in and under the Security Instruments and this Agreement;

          (v) to execute and deliver to the Company requests, demands, notices, approvals, consents and other communications received from any Secured Creditor in connection with the Security Instruments subject to the terms and conditions set forth herein;

          (vi) to deliver copies of any notice, document or communication from the Company or any third party to the Secured Creditors promptly upon receipt;

          (vii) to the extent permitted by this Agreement and the Security Instruments, to exercise for its own benefit and the benefit of each Secured Creditor all remedies of the

     Secured Creditors under any of the Security Instruments as directed in writing by the Required Creditors, as applicable, subject, however, to the right to take action described in SECTION 2(b)(iii) so long as consistent with the terms of the Security Instruments;

          (viii) to execute and deliver releases as provided in the Security Instruments and this Agreement; and

          (ix) to take such other actions, other than as specified in SECTIONS 2(b)(i) and 2(b)(iii) hereof, as may be requested in writing by the Required Creditors or the Directing Creditors, as applicable.

     (b) DUTIES.

          (i) Upon the Collateral Agent's receipt of (A) a Default Notice from any Secured Creditor giving notice of an Alternate Major Default or a Major Default, as applicable, and (B) written notice from the Directing Creditors directing the Collateral Agent to take specific collection or foreclosure action under any Security Instrument for the benefit of the Secured Creditors (an "ENFORCEMENT DIRECTIVE"), the Collateral Agent shall undertake to proceed as directed as soon as possible and in no event later than two (2) Business Days after receipt of both such notices. All Enforcement actions undertaken by the Collateral Agent, whether or not directed by the Directing Creditors, shall be in accordance with applicable law. The Collateral Agent shall deliver a copy of any Default Notice and any Enforcement Directive to each Secured Creditor not signatory thereto within two (2) Business Days of its receipt by the Collateral Agent. The Collateral Agent shall be entitled to rely and act upon advice of counsel (including, without limitation, counsel to any Secured Creditor), independent accountants and other experts selected by the Collateral Agent with reasonable care concerning all matters pertaining to any duties hereunder. The Company promptly after the execution hereof shall provide the Collateral Agent with a list of the Purchasers and their contact information, and shall promptly inform the Collateral Agent in writing of any changes to the identities of or contact information for the Purchasers.

          (ii) If an Enforcement Directive shall have been given by any Directing Creditors, such Enforcement Directive cannot be rescinded except by (a) written notice of the Directing Creditors initially providing such Enforcement Directive or (b) order of a court of competent jurisdiction.

          (iii) The Collateral Agent shall have no obligation to, nor liability for failure to, independently verify the existence or occurrence of any events set forth in any Default Notice it shall receive pursuant to SECTION 2(b)(i) hereof, and the Collateral Agent may rely thereon as to each matter stated therein as more fully set forth in SECTION 2(e) hereof.

          (iv) The Collateral Agent shall not release, substitute, exercise any right or remedy, or take any other action with respect to any Collateral without the prior written consent of the Required Creditors, except in connection with an Enforcement Directive from the Directing Creditors. The Collateral Agent shall give notice to each Secured

     Creditor of any substantial or material action taken by the Collateral Agent pursuant to this SECTION 2(b)(iii) promptly after taking such action.

          (v) The Collateral Agent undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by the Secured Creditors and the Company that there are no implied duties or obligations under this Agreement.

          (vi) In connection with the pledge of the Real Property Collateral to the Collateral Agent, the Course Leases with respect to each Mortgage will be delivered to the Collateral Agent as soon after the date hereof as reasonably practicable. Within two (2) Business Days following receipt of the Course Leases the Collateral Agent shall review each such Course Lease to ascertain that such Course Lease relates to a property identified on
     SCHEDULE 1. In so doing, the Collateral Agent may rely on the purported due execution and genuineness of any signature thereon. If, within such two (2) day period, the Collateral Agent finds any Course Lease not to have been executed or received or to be unrelated to the properties listed on
     SCHEDULE 1, the Collateral Agent shall, promptly upon the conclusion of its review, notify the Company and the Secured Parties. The Company shall deliver promptly to the Collateral Agent any Course Leases that were not delivered to the Collateral Agent in accordance with this section. Anything to the contrary herein notwithstanding, the Collateral Agent shall not be liable for any acts or omissions caused by or related to the failure of the Company to deliver to the Collateral Agent any Collateral including, but not limited to, the Course Leases and related documents, in accordance with the terms hereof.

          (vii) The Collateral Agent shall have no responsibility for reviewing any Course Lease except as expressly provided in SECTION 2(b)(vi). In reviewing any Course Lease pursuant to this Section 2(b)(vii), the Collateral Agent shall have, without limitation, no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Collateral Agent is the assignee or endorsee thereof), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed and that it appears to be what it purports to be.

          (viii) It is understood and agreed upon by all of the parties hereto that the Collateral Agent shall other than as set forth in Sections 2(b)(vi) and (vii),have no duty other than to receive or possess a pledge of the Collateral and shall have no duty to examine or investigate such Collateral for any defects under the terms of this Agreement.

          (ix) Pursuant to the terms of this Agreement and the Security Instruments, upon request of the Required Creditors prior to an Alternate Major Default or a Major Default, as applicable, or upon request of any Directing Creditors following a Major Default, and the delivery to the Collateral Agent of two copies of a Request for Release in the form of either EXHIBIT A or EXHIBIT B hereto from either the Required Creditors or any Directing Creditors, as applicable, the Collateral Agent shall release or cause to be released such Collateral that is the subject of the Request for Release to the designee of the Company, GEI or JCG prior to an Alternate Major Default or a Major Default, as applicable, or the designee of the Collateral Agent, following a Major Default.

     (c) AGENTS AND ATTORNEYS-IN-FACT. The Collateral Agent may execute any of its duties under the Security Instruments or this Agreement by or through its agents or attorneys-in-fact, selected by the Collateral Agent with reasonable care.

     (d) LIMITATION ON LIABILITY. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, to the Secured Creditors or the Company for any action lawfully taken or omitted to be taken by it or them under or in connection with the Security Instruments or this Agreement except for its or their own gross negligence or willful misconduct. The Collateral Agent shall not be responsible to any Secured Creditor for any recitals, statements, representations or warranties not made by the Collateral Agent contained herein or in any other Debt Document; or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, accuracy, completeness or sufficiency of this Agreement or any other Debt Document or instruments executed and delivered, or which could have been executed or delivered, in connection with this Agreement or the other Debt Documents, including, without limitation, the attachment, creation, effectiveness or perfection of the security interests granted or purported to be granted hereunder in and to the Collateral.

     (e) RELIANCE. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, without independent investigation, upon any certification, notice, consent or other communication (including, without limitation, any thereof delivered by telephone or facsimile) reasonably believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Secured Creditor), independent accountants and other experts selected by the Collateral Agent with reasonable care. The Collateral Agent shall not be deemed to have any notice of any events under any of the agreements between the Company and any of the Secured Creditors unless a corporate trust officer or a vice president of the Collateral Agent receives written notice or obtains actual knowledge of such event.

     (f) EXPENDITURES BY THE COLLATERAL AGENT. The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if the Collateral Agent believes that repayment of such funds (repaid in accordance with the terms of this Agreement) or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) INVESTMENT OF FUNDS. Upon written direction from the Company prior to a Major Default or the Required Creditors following a Major Default, as applicable, the Collateral Agent shall invest the funds in any accounts held by the Collateral Agent only in Eligible Investments. No such Eligible Investment shall mature later than the business day preceding the next following date of a Distribution pursuant to SECTION 15 hereof and no Eligible Investment shall be sold or disposed of prior to its maturity. In the absence of a written direction, the Collateral Agent shall invest funds in the Collateral Proceeds Account in Eligible Investments described in clause (vi) of the definition thereof. Eligible Investments shall be made in the name of the

Collateral Agent for the benefit of the Secured Creditors. The Collateral Agent shall have no responsibility for verifying that any such investments are Eligible Investments. Any interest income or other gain from investments in Eligible Investments shall be credited to the same account as the source of the funds for such investment and any loss resulting from such investments shall be charged to such account; PROVIDED, HOWEVER, that the Company shall make or cause to be made no later than the applicable date of Distribution a deposit to the applicable account to the extent of any losses therein caused as a result of the investment instructions provided for herein. The Collateral Agent shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this SECTION 2(g).

     3. COLLATERAL DISPOSITIONS. Each Secured Creditor hereby agrees to permit the release of the Real Property Collateral by the Collateral Agent, and the Collateral Agent agrees to release such Real Property Collateral, upon receipt of a Request for Release in the form of either EXHIBIT C or EXHIBIT D hereto from GEI or JCG, as applicable, that one of the following events shall have occurred:

     (a) any termination or cancellation of any Lease by any party other than AGC, Mountaingate, GEI or JCG;

     (b) sales or dispositions in the ordinary course of business (other than termination, cancellation or disposition of Leases and Third-Party Management Contracts);

     (c) [Intentionally deleted]; or

     (d) any sales, terminations or dispositions which are approved pursuant to prior written consent by the Required Creditors.

     4. REPRESENTATIONS AND WARRANTIES. Each of Mountaingate, GEI, JCG and David
G. Price, as applicable, hereby represents and warrants to the Collateral Agent and the Secured Creditors that each of the following representations and warranties is true and correct on and as of the date hereof:

     (a) JCG AUTHORIZATION. The execution, delivery and performance by each of Mountaingate, GEI and JCG of this Agreement have been duly authorized by all necessary action of Mountaingate, GEI and JCG.

     (b) NO CONFLICT. The execution, delivery and performance by each of Mountaingate, GEI, JCG and David G. Price of this Agreement do not and will not contravene or conflict with or constitute a default or result in a Lien under any other contract, agreement, indenture or undertaking to which any of Mountaingate, GEI, JCG or David G. Price is a party or by which any of Mountaingate, GEI, JCG or David G. Price, or its or his property may be bound if affected.

     (c) BINDING OBLIGATIONS. This Agreement is a valid, binding and legal obligation of each of Mountaingate, JCG and David G. Price, enforceable against each of Mountaingate, GEI, JCG and David G. Price in accordance with its terms.

     (d) TITLE. Each of GEI and JCG is party to each of the Leases including, without limitation, the Course Leases, constituting the Real Property Collateral, and Mountaingate is the fee simple owner of the Mountaingate Property, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. Mountaingate, subject to its Lease with the Company, enjoys peaceful and undisturbed possession of the Mountaingate Property, and GEI and JCG enjoy peaceful and undisturbed possession under all of the Course Leases under which each operates, and all such Course Leases are valid and subsisting and in full force and effect, binding upon and enforceable against the lessors and lessees thereunder, and each of Mountaingate, GEI and JCG is not in default in any material respect in the performance and observance of its respective obligations under any thereof. The Mortgages, when properly recorded in the appropriate records together with any UCC financing statements required to be filed in connection therewith, will create (i) valid, perfected liens on the Real Property Collateral subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all material personalty, included within the Real Property Collateral including any leases, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. NOTHING IN THIS PARAGRAPH MAY BE RELIED ON BY ANY TITLE INSURANCE COMPANY ISSUING A TITLE INSURANCE POLICY. No Person other than each of Mountaingate, GEI and JCG owns any interest in any payments due under any Leases affecting the Real Property Collateral that is superior to or of equal priority with the Collateral Agent's interest therein.

     (e) ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to result in a Material Adverse Effect,

          (i) the Real Property Collateral does not contain, and has not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws;

          (ii) the Real Property Collateral and all operations at the Real Property Collateral are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Real Property Collateral, or violation of any Environmental Law with respect to the Real Property Collateral;

          (iii) each of Mountaingate, GEI and JCG has not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Property Collateral, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened;

          (iv) Materials of Environmental Concern have not been transported or disposed of from the Real Property Collateral in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Real Property Collateral in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

          (v) no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of each of Mountaingate, GEI and JCG, threatened, under any Environmental Law to which each of Mountaingate, GEI and JCG or any of its subsidiaries is or will be named as a party with respect to the Real Property Collateral, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Property Collateral; and

          (vi) there has been no release or threat of release of Materials of Environmental Concern at or from the Real Property Collateral, or arising from or related to the operations of each of Mountaingate, GEI and JCG or its subtenants in connection with the Real Property Collateral in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

          (f) LEASES. The Leases are valid and subsisting and in full force and effect, binding upon and enforceable against the lessors and lessees thereunder and, except for the defaults by GEI and JCG thereunder, neither GEI nor JCG is aware of any default or event of default pursuant to the terms of any of the Leases.

     5. AFFIRMATIVE COVENANTS OF MOUNTAINGATE, GEI, JCG AND DAVID G. PRICE.

     (a) IMPOSITIONS AND OTHER CLAIMS. Each of Mountaingate, GEI, JCG, and David
G. Price, to the extent applicable, shall pay and discharge (or require to be paid and discharged), prior to their becoming delinquent, all taxes, assessments, insurance premiums, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral to the extent that failure to do so could result in a Material Adverse Effect.

     (b) LITIGATION. Each of Mountaingate, GEI, JCG and David G. Price, to the extent applicable, shall give prompt written notice to the Collateral Agent of any litigation or governmental proceedings pending or threatened in writing against such Guarantor or the Collateral which is reasonably likely to have a Material Adverse Effect.

     (c) COOPERATE IN LEGAL PROCEEDINGS. Except with respect to any claim by any Guarantor against the Collateral Agent or the Secured Creditors, each of Mountaingate, GEI, JCG and David G. Price shall cooperate fully with the Collateral Agent and the Secured Creditors with respect to any proceedings before any Governmental Authority which may in any material way affect the rights of the Collateral Agent and the Secured Creditors hereunder or under any of the Debt Documents and, in connection therewith, the Collateral Agent and the Secured Creditors may, at their election, participate or designate a representative to participate in any such proceedings.

     (d) LEASES. Any bond or other instrument which Mountaingate, GEI and JCG is permitted to hold in lieu of cash security deposits under any applicable laws shall (to the extent permitted under the terms of such bond or instrument) be pledged to the Collateral Agent as security for the Secured Obligations. Each of Mountaingate, GEI and JCG shall, upon the

Collateral Agent's request (made at the direction of the Required Creditors), provide the Collateral Agent with evidence reasonably satisfactory to the Required Creditors of its compliance with the foregoing. During the continuance of any Alternate Major Default (in the case of the Mountaingate Mortgage) and any Major Default (in the case of the GEI Mortgages and JCG Mortgages), each of GEI, JCG and Mountaingate, as the case may be, shall, upon the Collateral Agent's request (made at the direction of the Directing Creditors), if not prohibited by any applicable laws, remit to the Collateral Agent an amount equal to the aggregate security deposits (if any) held by Mountaingate, GEI or JCG, as applicable (including any interest theretofore earned thereon) with respect to all of the Real Property Collateral or such portion of the Real Property Collateral as the Collateral Agent shall specify, to be held by the Collateral Agent subject to the terms of the Leases and the rights of the depositors thereof.

     (e) FURTHER ASSURANCES. Each of Mountaingate, GEI, JCG and David G. Price shall, at such Guarantor's sole cost and expense, (other than in connection with the replacement of the Collateral Agent in the event the Collateral Agent is replaced by the Required Creditors (without cause), which shall be at the sole cost and expense of the Secured Creditors) from time to time as reasonably requested by the Collateral Agent, execute, acknowledge, record, register, file and/or deliver to the Collateral Agent such other instruments, agreements, certificates and documents (including UCC financing statements, fixture filings and amended or replacement mortgages or deeds of trust) as the Collateral Agent may reasonably request (at the direction of either the Bank or the Required Purchasers) to evidence, confirm, perfect and maintain the Liens securing or intended to secure the Secured Obligations or to facilitate a replacement of the Collateral Agent if requested by the Secured Creditors, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, the Guaranties, the Mortgages, the Price Pledge Agreement, the Mountaingate Control Agreement (if applicable), the David G. Price Control Agreement (if applicable) and the other Debt Documents as either the Bank or the Required Purchasers shall reasonably require from time to time. Each of Mountaingate, GEI, JCG and David G. Price hereby authorizes and appoints the Collateral Agent as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should any Guarantor fail to do so itself or himself in violation of this Agreement following written request from the Collateral Agent, in each case without the signature of such Guarantor. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each of Mountaingate, GEI, JCG and David G. Price hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this SECTION 5(e).

     (f) INSURANCE.

          (i) Each of Mountaingate, GEI and JCG shall obtain and maintain with respect to the Real Property Collateral for the mutual benefit of Mountaingate, GEI, JCG and the Collateral Agent at all times, policies of insurance in accordance with Schedule 2, attached hereto and made a part hereof, except for those future changes in insurance determined in the ordinary course of business to be necessary by each of Mountaingate, GEI and JCG in its commercially reasonable judgment and provided that such changes will have no Material Adverse Effect.

          (ii) All policies of insurance (the "POLICIES") required pursuant to this SECTION 5(f);

                    A. shall be maintained so long as any of the Secured
               Obligations remain outstanding without cost to the Collateral Agent or any Secured Creditor;

                    B. with respect to property policies, shall contain a
               standard mortgagee clause (to the extent applicable), and shall name the Collateral Agent and its successors and assigns, as first mortgagee and loss payee (to the extent applicable);

                    C. with respect to liability policies, shall name the
               Collateral Agent, and its successors and assigns, and the Secured Creditors as additional insureds;

                    D. shall not contain a co-insurance clause, and that the
               Collateral Agent shall receive at least 10 days' prior written notice of any change in coverage and/or cancellation;

                    E. shall contain an endorsement providing that no act or
               negligence of Mountaingate, GEI or JCG or of a tenant or other occupant of the Real Property Collateral shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned; and

                    F. shall contain a waiver of subrogation against the
               Collateral Agent and the Secured Creditors.

          (iii) Each of Mountaingate, GEI and JCG shall pay or cause to be paid the premiums for all policies as the same become due and payable. Certificates of such policies shall be delivered to the Collateral Agent promptly upon request by either the Bank or the Required Purchasers (and, promptly after request following the occurrence of a Casualty the proceeds of which are expected to exceed $5,000,000 copies of any policies related to the Casualty loss in question, certified as true and correct by Mountaingate, GEI and JCG, as applicable, shall be delivered to the Collateral Agent). Not later than 30 days prior to the date on which coverage would be cancelled in the absence of payment of the applicable premiums, each of Mountaingate, GEI and JCG shall deliver to the Collateral Agent evidence, reasonably satisfactory to the Required Creditors, of its renewal.

     (G) CASUALTY AND CONDEMNATION.

          (i) In the event of any Casualty or Condemnation, each of Mountaingate, GEI and JCG shall give prompt notice thereof to the Collateral Agent. The Collateral Agent (at the direction of the Required Creditors and, after an Alternate Major Default with respect to Mountaingate or a Major Default with respect to GEI or JCG, as applicable, any Directing Creditor may, after the occurrence and during the continuation of an Alternate Major Default or a Major Default, as applicable, settle and adjust any claims without the consent or cooperation of each of Mountaingate, GEI and JCG. The reasonable expenses incurred by the Collateral Agent in the adjustment and such proceeds of a Casualty or Condemnation shall become part of the Secured Obligations and shall be reimbursed by Mountaingate, GEI or JCG, as applicable, to the Collateral Agent or the Secured Creditors upon demand therefor.

          (ii) All proceeds from any Casualty or Condemnation in excess of $5,000,000 (or if an Alternate Major Default or a Major Default has occurred and is continuing, all proceeds from any Casualty or Condemnation) with respect to any one event or occurrence shall be immediately deposited into the Loss Proceeds Account. All other proceeds from any Casualty or Condemnation shall be paid to each of Mountaingate, GEI and JCG to restore the affected Real Property Collateral. Provided that no Alternate Major Default or Major Default shall have occurred and be then continuing, the proceeds of any Casualty or Condemnation shall be disbursed by the Collateral Agent from the Loss Proceeds Account to each of Mountaingate, GEI and JCG from time to time to fund the replacement or restoration of the affected property upon the Collateral Agent's being furnished with (a) evidence reasonably satisfactory to the Required Creditors of the estimated cost of completion of the restoration or replacement of the affected Course Lease, Land and/or Improvements, (b) funds, or assurances reasonably satisfactory to the Required Creditors that such funds are available and sufficient in addition to the remaining proceeds of any Casualty or Condemnation, to complete the proposed restoration or replacement, and (c) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the Required Creditors may reasonably require and as are customarily provided to mortgage lenders in the applicable region as a condition to disbursing property insurance proceeds for restoration or replacement. With respect to disbursements made pursuant to clause (b) above, (1) no payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration, and (2) funds other than proceeds of any Casualty or Condemnation shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of the Required Creditors to pay for the cost of completion of the restoration free and clear of all liens or claims for lien.

          (iii) Each of Mountaingate, GEI and JCG shall cooperate with the Collateral Agent in obtaining for the Collateral Agent the benefits of any such proceeds payable to the Collateral Agent in connection with the affected Real Property Collateral under the terms hereof and the other Debt Documents. The Collateral Agent shall be reimbursed for any actual expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of the Collateral Agent) out of such proceeds, to the extent that each of Mountaingate, GEI and JCG is not duly and diligently seeking payment of such proceeds.

     (h) In the event of any Casualty or Condemnation affecting Real Property Collateral in respect of which the proceeds therefrom are not applied toward restoration or replacement, such proceeds shall be paid by the Collateral Agent to the Secured Creditors to be applied toward repayment of the Secured Obligations in accordance with SECTION 15 of this Agreement.

     (i) [Intentionally deleted.]

     (j) ENVIRONMENTAL MATTERS. Each of Mountaingate, GEI and JCG will and will cause each of its subsidiaries to:

          (i) comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

          (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) each of Mountaingate, GEI and JCG has determined in good faith that contesting the same is not in the best interests of each of Mountaingate, GEI and JCG and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect; and

          (iii) defend, indemnify and hold harmless the Collateral Agent, each Secured Creditor and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of each of Mountaingate, GEI and JCG, or the Real Property Collateral, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     (k) RIGHT OF ENTRY AND DISCLOSURE OF ENVIRONMENTAL REPORTS. Each of Mountaingate, GEI and JCG grants to the Collateral Agent, the Secured Creditors and their respective agents, employees, consultants and contractors, authorization to enter upon and inspect the Real Property

Collateral at reasonable times and upon reasonable advance notice, and conduct such environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Real Property Collateral, which the Secured Creditors, in their sole and absolute discretion, determine are necessary or desirable. With respect to invasive testing, such as soil borings, the Collateral Agent and/or the Secured Creditors shall consult with each of Mountaingate, GEI and JCG in advance of such tests, and any such tests shall be conducted in a manner that minimizes interference with each of Mountaingate, GEI and JCG's (or any tenant's) operations at the Real Property Collateral. Notwithstanding anything to the contrary contained in this SECTION 6(k), each of the Collateral Agent and the Secured Creditors agree, that it shall not conduct any such audits, inspections or tests unless an Alternate Major Default or a Major Default exists or such Person has reason to believe that such audit, inspection or test is likely to disclose the presence or release of Materials of Environmental Concern in violation of Environmental Laws, or unless an environmental audit deems further testing necessary. All reasonable out-of-pocket costs and expenses incurred by the Collateral Agent and the Secured Creditors in connection with any inspection, audit or testing conducted in accordance with this SECTION 6(k) shall be paid by each of Mountaingate, GEI and JCG. The results of all investigations and reports prepared by the Collateral Agent or the Secured Creditors shall be and at all times remain the property of the such Person(s) and under no circumstances shall the Collateral Agent or the Secured Creditors have any obligation whatsoever to disclose or otherwise make available to each of Mountaingate, GEI and JCG or any other party such results or any other information obtained by it in connection with such investigations and reports; provided, however, that if there exists no Alternate Major Default or Major Default, as applicable, if requested by any of Mountaingate, GEI and JCG, such Person(s) shall provide to each of Mountaingate, GEI and JCG a copy of the written report with respect to any inspection, audit or testing for which any of Mountaingate, GEI and JCG has paid hereunder. The Collateral Agent hereby reserves the right, and each of Mountaingate, GEI and JCG hereby expressly authorizes the Collateral Agent to make available to any party in connection with a sale of any Real Property Collateral by the Collateral Agent at a foreclosure sale or subsequent to foreclosure, any and all such environmental reports whether prepared by the Collateral Agent, the Secured Creditors or by each of Mountaingate, GEI and JCG which the Collateral Agent may have with respect to the Real Property Collateral. Each of Mountaingate, GEI and JCG further agrees that the Collateral Agent and the Secured Creditors may disclose such environmental reports to any governmental agency or authority if they are required to disclose any matter contained therein to such agency or authority; provided that such Persons shall give each of Mountaingate, GEI and JCG at least 48 hours prior written notice before so doing. Each of Mountaingate, GEI and JCG acknowledges that neither the Collateral Agent nor the Secured Creditors can control or otherwise assure the truthfulness or accuracy of such environmental reports, and that the release of such environmental reports, or any information contained therein, to prospective bidders at any foreclosure sale of the Real Property Collateral may have a material and adverse effect upon the amount which a party may bid at such sale. Each of Mountaingate, GEI and JCG agrees that neither the Collateral Agent nor the Secured Creditors shall have any liability whatsoever as a result of delivering any or all of such reports or any information contained therein to any third party, and each of Mountaingate, GEI and JCG hereby releases and forever discharges the Collateral Agent and the Secured Creditors from any and all claims, damages, or causes of action arising out of connected with or incidental to such reports or the delivery thereof in compliance with the terms of this SECTION 6(k).

     6. COVENANTS OF MOUNTAINGATE, GEI AND JCG.

     (a) LIENS. Mountaingate, GEI and JCG shall not permit the existence of any Lien on any of the Collateral, other than Permitted Encumbrances.

     (b) TRANSFER. Mountaingate, GEI and JCG shall not transfer any of the Mountaingate, GEI or JCG Collateral other than in compliance with the Debt Documents.

     (c) ZONING AND USES. Without the consent of the Required Creditors, each of Mountaingate, GEI and JCG shall not initiate or support any limiting change in the permitted uses of any Real Property Collateral (or to the extent applicable, zoning reclassification of any Real Property Collateral or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Real Property Collateral, or use any Property in a manner that would have a Material Adverse Effect;

     (d) WASTE. Each of Mountaingate, GEI and JCG shall not commit or permit any material waste on any Real Property Collateral, nor take any actions that might invalidate any insurance carried on any Real Property Collateral.

     (e) RIGHT TO CONTEST. Notwithstanding anything to the contrary in this Agreement, after prior written notice to the Collateral Agent, Mountaingate, GEI and JCG, at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any taxes or other impositions, legal requirement or insurance requirement, or any Lien referred to in SECTION 6(A), provided, that (i) in the case of an unpaid imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Guarantors, the Collateral Agent, the Mountaingate, GEI and JCG Collateral and any rent or other income therefrom and shall not interfere with the payment of any such rent or income, (ii) neither the Mountaingate, GEI and JCG Collateral nor any rent or other income therefrom nor any part thereof or interest therein would be in any material danger of being sold, forfeited, lost or interfered with, (iii) in the case of a legal requirement, neither any Guarantor nor the Collateral Agent would be in any material danger of any civil or criminal liability for failure to comply therewith, (iv) Mountaingate, GEI and JCG shall have furnished such security, if any, as may be required in the proceedings or as may reasonably be requested by the Required Creditors, (v) the nonpayment of the whole or any part of any such tax, assessment or charge will not result in the delivery of a tax deed to the Real Property Collateral or any part thereof because of such non-payment, (vi) the payment of any sums required to be paid in respect of the Secured Obligations (other than any unpaid imposition, lien, encumbrance or charge at the time being contested in accordance with this
SECTION 6(E)) shall not be interfered with or otherwise affected, and (vii) in the case of any insurance requirement, the failure of any Guarantor to comply therewith shall not affect the validity of any insurance required to be maintained by such Guarantor under SECTION 5(f).

     7. LOSS PROCEEDS ACCOUNT.

     (a) Promptly after the occurrence of a Casualty or Condemnation, each of Mountaingate, GEI and JCG shall, to the extent required under SECTION 5(G) of this Agreement, establish and thereafter maintain with the Collateral Agent a segregated trust account for the purpose of depositing any proceeds from such Casualty or Condemnation (the "LOSS PROCEEDS ACCOUNT").

     (b) Provided no Alternate Major Default or Major Default, as applicable, is continuing, funds in the Loss Proceeds Account shall be applied in accordance with SECTION 5(g) of this Agreement.

     (c) During the continuation of an Alternate Major Default or a Major Default, as applicable, the Collateral Agent shall, at the direction of the Directing Creditors, withdraw funds in the Loss Proceeds Account and pay the same to the Secured Creditors for application toward the reduction or discharge of the Secured Obligations, as set forth in SECTION 15, below.

     8. FEES AND EXPENSES. The Company agrees to pay to the Collateral Agent, from time to time upon demand, all reasonable fees (including the Collateral Agent's Fee), costs and expenses of the Collateral Agent and each of the other Secured Creditors (including the reasonable fees and charges of counsel and business advisors to each Secured Creditor (including Pillsbury Winthrop LLP, Casas, Benjamin & White LLC, Akin, Gump, Strauss, Hauer & Feld L.L.P. and Nightingale & Associates, LLC) (i) arising in connection with the administration or enforcement of any of the provisions of this Agreement or the Security Instruments (including the expenses of the Collateral Agent in furnishing any reports and information requested by the Secured Creditors), (ii) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of the Collateral pursuant to any Security Instruments and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and the Security Instruments, or (iii) incurred by the Collateral Agent in connection with the resignation of the Collateral Agent pursuant to SECTION 18.

     9. ADDITIONAL COVENANTS OF THE GUARANTORS.

     (a) Each of Mountaingate, GEI, JCG and David G. Price hereby agrees: (i) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Required Creditors to perfect, maintain and protect their security interest hereunder and the priority thereof and to deliver promptly to the Collateral Agent all originals of any documents evidencing proceeds of the Real Property Collateral consisting of chattel paper or instruments; (ii) not to surrender possession of, sell, encumber (other than to the Collateral Agent), or otherwise dispose of or transfer, any Real Property Collateral or right or interest therein other than as permitted under this Agreement (including without limitation pursuant to SECTION 10(b) below) or the other Debt Documents; (iii) after the occurrence and during the continuance of an Alternate Major Default with respect to Mountaingate or a Major Default with respect to GEI or JCG, as applicable (and at all other times expressly provided for in this Agreement) to account fully for and promptly to deliver to the Collateral Agent, in the form received, all proceeds of the Real Property Collateral received, endorsed to the Collateral Agent as appropriate and accompanied by such assignments and powers, duly executed, as the Required Creditors shall reasonably request, and until so delivered all Real Property Collateral and proceeds thereof shall be held in trust for the Collateral Agent for the benefit of the Secured Creditors; (iv) at any reasonable time, upon demand by the Collateral Agent, to exhibit to and allow inspection by the Required

Creditors (or Persons designated by the Collateral Agent or the Required Creditors, as applicable) of the Real Property Collateral and the records concerning the Real Property Collateral; (v) to keep the records concerning the Real Property Collateral at the location(s) set forth in SECTION 24 below and not to remove such records from such location(s) without thirty (30) days prior written notice to the Collateral Agent; (vi) not knowingly to use any Real Property Collateral or permit any Real Property Collateral to be used unlawfully or in violation of any provision of this Agreement or the other Debt Documents or any applicable statute, regulation or ordinance or any policy of insurance covering the Real Property Collateral; (vii) to notify the Collateral Agent and the Secured Creditors before any such change shall occur of any change in such Guarantor's name, identity or structure through merger, consolidation or otherwise; (viii) to appear in and defend, at such Guarantor's cost and expense, any action or proceeding which may affect its title to or the Collateral Agent's interest for the benefit of the Secured Creditors in the Real Property Collateral unless the failure to do so would not have a Material Adverse Effect; and (ix) to keep accurate and complete records of the Real Property Collateral and to provide the Collateral Agent with such records and such reports and information relating to the Real Property Collateral as the Collateral Agent may reasonably request from time to time.

     10. COLLECTION OF COLLATERAL PAYMENTS.

     (a) Each of the Guarantors shall, at the Company's sole cost and expense, endeavor to obtain payment directly, when due and payable, of all sums due or to become due with respect to any Collateral ("COLLATERAL PAYMENTS" or a "COLLATERAL PAYMENT"), consistent with all requirements of law and contractual obligations binding upon such Guarantor, but subject to such Guarantor's reasonable business judgment and right to contest as set forth in SECTION 6(E) above. Upon the request of the Directing Creditors following the occurrence of an Alternate Major Default with respect to David G. Price or Mountaingate or a Major Default with respect to GEI or JCG, as applicable (and subject to the requirements of applicable law), the Guarantors will notify and direct any party who is or might become obligated to make any Collateral Payment to make payment thereof to the Collateral Agent (or to the Company in care of the Collateral Agent) at such address as the Collateral Agent may designate which payment will promptly be deposited into the Collateral Proceeds Account. The Company will reimburse the Collateral Agent promptly upon demand for all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and litigation expenses, incurred by the Collateral Agent in seeking to collect any Collateral Payment.

     (b) Following the occurrence of an Alternate Major Default with respect to David G. Price or Mountaingate or a Major Default with respect to GEI or JCG, as applicable, each of the Guarantors will transmit and deliver to the Collateral Agent, forthwith upon receipt and in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Collateral Agent) which may be received by any Guarantor at any time as payment on account of any Collateral Payment and if such request shall be made, until delivery to the Collateral Agent, such items will be held in trust for the Collateral Agent for the benefit of the Secured Creditors and will not be commingled by the Guarantors with any of its or his other funds or property. Thereafter, the Collateral Agent is hereby authorized and empowered to endorse the name of the Guarantors on any check, draft or other instrument for the payment of money received by the Collateral Agent on account of any

Collateral Payment if the Collateral Agent believes such endorsement is necessary or desirable for purposes of collection. The Collateral Agent shall, promptly upon receipt of any payment of money, deposit such sum into the Collateral Proceeds Account.

     (c) Each of the Guarantors hereby agrees to indemnify, defend and save harmless the Collateral Agent, the Secured Creditors and their respective agents, officers, employees and representatives from and against all liabilities and reasonable expenses on account of any adverse claim asserted against the Collateral Agent or any Secured Creditor relating to any moneys received by the Collateral Agent or any Secured Creditor on account of any Collateral Payment (other than as a direct result of the gross negligence or willful misconduct of the Collateral Agent or any Secured Creditor) and such obligation of each of the Guarantors shall continue in effect after and notwithstanding the discharge of the Secured Obligations and/or the release of the security interest granted in
SECTION 3 above.

     11. ENFORCEMENT AND PRIORITY.

     (a) ENFORCEMENT WITH RESPECT TO COLLATERAL. Each and every Secured Creditor shall have the right to deliver a Default Notice to the Collateral Agent to the extent an Alternate Major Default with respect to David G. Price or Mountaingate or a Major Default with respect to GEI or JCG, as applicable shall have occurred. The Collateral Agent shall promptly (but within no more than 2 Business Days) deliver such Default Notice to such Person party to the relevant Debt Document. Upon and after the delivery to the Collateral Agent of (i) a Default Notice by any Secured Creditor and (ii) an Enforcement Directive from the Directing Creditors, the Collateral Agent shall undertake Enforcement pursuant to this SECTION 11(A), and proceed to protect and enforce rights or remedies granted under the Security Instruments as directed in the Enforcement Directive, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in the Security Instruments, or to enforce any other legal or equitable right or remedy provided herein or therein. Each Secured Creditor that is a party hereto hereby agrees that it shall not take any action of Enforcement in respect of or affecting any Collateral except through the delivery of an Enforcement Directive from the Directing Creditors to the Collateral Agent.

     (b) COOPERATION OF THE SECURED CREDITORS. Each Secured Creditor that is a party hereto hereby agrees and covenants with each other Secured Creditor that:

          (i) promptly (but not more than 2 Business Days) after having actual knowledge of the occurrence of an Alternate Major Default or a Major Default, as applicable, such Secured Creditor will deliver to the Collateral Agent and the Collateral Agent will deliver promptly (but not more than 2 Business Days) to the Secured Creditors upon receipt written notice of such Alternate Major Default or Major Default, clearly identified as a Default Notice (a "DEFAULT NOTICE") identifying the nature of such Alternate Major Default or Major Default, as applicable; PROVIDED, HOWEVER, that no Default Notice shall be required to be given if (A) such Alternate Major Default or Major Default is waived or cured prior to the time a Default Notice is delivered, or (B) notice of such Alternate Major Default or Major Default has previously been delivered to the Collateral Agent; PROVIDED FURTHER, that the failure to give such notice shall not impair any rights hereunder or under any of the Security Instruments or the other Debt Documents;

          (ii) it will from time to time at the request of the Collateral Agent provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise reasonably required and requested for any other purpose hereof;

          (iii) it will from time to time consult with the Collateral Agent and the other Secured Creditors in good faith regarding the Enforcement of its rights with a view to recovering amounts due under any of the Debt Documents; and

          (iv) in connection with any Enforcement, the Secured Creditors shall act in good faith and in a manner so as to maximize realization of and valuation on the Collateral, including, by way of example, with respect to California's anti-deficiency laws and California's security-first and one-action rules.

     (c) PRIORITY OF INTERESTS; PARI PASSU NATURE OF SECURED OBLIGATIONS. Notwithstanding any agreements or arrangements in existence prior to the date hereof or hereafter arising or the existence or priority of any Lien in any of the Collateral held by a Secured Creditor or any other Person on behalf of a Secured Creditor on the date hereof or hereafter arising without giving effect to this Agreement, the rights and interests of such Secured Creditor in the Collateral, and any Lien therein, shall be subject to this Agreement and treated as among the Secured Creditors as having such priority as set forth herein and shall be shared at all times among the Secured Creditors in accordance herewith, and the proceeds of any sale, transfer or other disposition of the Collateral for any reasons whatsoever shall be distributed in accordance with this Agreement; PROVIDED that the foregoing shall not apply to the AGC/NGOP Collateral with respect to which the AGC/NGOP Collateral Agency Agreement shall govern. Each Secured Creditor acknowledges and agrees that the portions of each of the Secured Obligations share the benefit and Lien priority of and to the Security Instruments, the Collateral and the Collateral Proceeds and the Distributions on the basis specified in SECTION 15(b).

     (d) REMEDIES OF THE COLLATERAL AGENT. Upon the occurrence of an Alternate Major Default with respect to David G. Price or Mountaingate or a Major Default with respect to GEI or JCG, as applicable, the Collateral Agent shall have the rights and remedies set forth herein and in the Mortgages, the Guaranties and other Security Instruments, including without limitation, the right, upon receipt of a Default Notice from any Secured Creditor and an Enforcement Directive from the Directing Creditors, to foreclose upon and sell any or all of the Collateral. Whether or not the Collateral Agent exercises any such right, upon the occurrence of any Alternate Major Default or Major Default, as applicable, and following the acceleration of any part of the Secured Obligations, the Collateral Agent on behalf of the Secured Creditors shall have as to any Collateral, all other rights and remedies provided for herein and in the Security Instruments, and all rights and remedies of a Secured Creditor under the California Uniform Commercial Code and, in addition thereto and not in lieu thereof, all other rights or remedies at law or in equity existing or conferred upon the Collateral Agent on behalf of the Secured Creditors by other jurisdictions or other applicable law or given to the Collateral Agent on behalf of the Secured Creditors pursuant to the Security Instruments, including any security agreement or other instrument or agreement heretofore, now, or hereafter given as security for the Secured Obligations. For the avoidance of doubt, all the rights and remedies set forth herein are cumulative and may be exercised successively or concurrently.

     (e) WAIVERS OF RIGHTS. Except as otherwise expressly set forth herein, until the occurrence of the Security Termination Date, each of the Secured Creditors hereby waives any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have to exercise any Enforcement action. Each of the Secured Creditors hereby agrees not to take any action whatsoever to enforce any term or provision of the Security Instruments or to enforce any right with respect to the Collateral in conflict with the provisions of this Agreement or the terms and provisions of the Security Instruments. Nothing set forth above or otherwise contained in this Agreement shall be interpreted as a waiver of any rights of setoff (by contract, law or otherwise) of any Secured Creditor (except that any right of setoff with respect to amounts owing in respect of any Secured Obligation shall be subject to the sharing provisions set forth herein) or any rights of the Bank and the Purchasers under the AGC/NGOP Collateral Agency Agreement.

     (f) ADDITIONAL COLLATERAL. Each Secured Creditor hereby (i) except as set forth in the following sentence, represents and warrants that as of the date hereof such Secured Creditor has not taken, accepted or obtained, as security for such Secured Creditor's Secured Obligations, any Lien upon any assets of any of the Company or any Subsidiary or Affiliate thereof, other than as set forth herein and (ii) covenants and agrees that after the date hereof until the termination of this Agreement such Secured Creditor will not take, accept or obtain, as security for such Secured Creditor's Secured Obligations, any Lien upon any assets of any of the Company or any Subsidiary or Affiliate thereof, except as pursuant to the Security Instruments. Notwithstanding the foregoing, for the avoidance of doubt, the Bank and the Purchasers may take, accept or obtain as security for their Secured Obligations, the AGC/NGOP Collateral as set forth in the AGC/NGOP Collateral Agency Agreement, and such AGC/NGOP Collateral shall not constitute Collateral hereunder.

     (g) PAYMENTS TO THE SECURED CREDITORS. All payments to be made by the Collateral Agent to the Purchasers pursuant to the terms and provisions of this Agreement shall be made in the manner set forth in Schedule 3 hereto or at such other place within the United States and in such other manner as each Noteholder shall instruct the Collateral Agent in writing. All payments to be made by the Collateral Agent to the Bank pursuant to the terms and provisions of this Agreement shall be made in the manner set forth in Schedule 4 hereto or to such other bank account as the Bank shall instruct the Collateral Agent in writing.

     12. ACTIONS BY THE COLLATERAL AGENT UNDER THE SECURITY INSTRUMENTS. The Collateral Agent shall only take such actions under the Security Instruments as are authorized by the Required Creditors or any Directing Creditor in accordance with this Agreement and subject to any written notice requirement under the Security Instruments (to which the Collateral Agent is a party or of which the Collateral Agent has been given a copy) or herein, and the Required Creditors hereby authorize and direct the Collateral Agent, and the Collateral Agent agrees, to perform and observe each and every covenant or obligation contained in the Security Instruments and required to be performed or observed by the Collateral Agent under the Security Instruments.

     13. INDEPENDENT ACTIONS BY SECURED CREDITORS.

     (a) Any Secured Creditor may, without instruction from the Collateral Agent, but in no event shall be required to, take action permitted by applicable law or in accordance with the terms of the Debt Documents to preserve (but not enforce) its rights and Liens in any item of Collateral securing the payment and performance of the Secured Obligations, including, but not limited to, curing any default or alleged default under any contract entered into by the Company, paying any tax, fee or expense on behalf of the Company, exercising any offset or recoupment rights and paying insurance premiums on behalf of the Company so long as such action shall not impair the rights of the Collateral Agent or of any other Secured Creditor or otherwise be contrary to the terms of this Agreement or any Debt Document.

     (b) Nothing contained in this Agreement shall prohibit the Bank or the Required Purchasers, upon and during the continuance of an Alternate Major Default or a Major Default, as applicable, from accelerating the maturity of, or demanding payment from the Company and any Guarantor on, any Secured Obligation of the Company to such Secured Creditor or from instituting legal action against the Company and any Guarantor to obtain a judgment or other legal process in respect of such Secured Obligation, but any funds received from the Company and any Guarantor in connection with any recovery therefrom shall constitute Distributions and shall be subject to the terms of this Agreement.

     14. ALTERNATE COLLATERAL.

     (a) ALTERNATE MOUNTAINGATE COLLATERAL. David G. Price will cause Mountaingate to (i) obtain a Letter of Credit in an initial face amount equal to $10,000,000 or (ii) provide cash collateral in the amount of $10,000,000 (either
(i) or (ii), the "ALTERNATE MOUNTAINGATE COLLATERAL"), and furnish same to the Collateral Agent by no later than September 30, 2002. Upon Mountaingate's furnishing to the Collateral Agent of the Alternate Mountaingate Collateral, the Collateral Agent shall, subject to the terms of the Mountaingate Control Agreement, concurrently (if so requested in writing a reasonable time in advance (but in no event less than 5 Business Days)) either (1) if the Alternate Mountaingate Collateral is in the form of a Letter of Credit, (x) terminate the Mountaingate Guaranty and (y) reconvey the Mountaingate Second Mortgage to Mountaingate or (2) if the Alternate Mountaingate Collateral is in the form of cash collateral, reconvey the Mountaingate Second Mortgage to Mountaingate. In the event that Mountaingate elects to provide the Alternate Mountaingate Collateral in the form of cash collateral, the Collateral Agent and Mountaingate shall, concurrently with the delivery of the Alternate Mountaingate Collateral, enter into the Mountaingate Control Agreement, substantially in the form attached hereto as ANNEX 3 and reasonably satisfactory to the Required Creditors and the Collateral Agent, which shall govern the rights and obligations of the parties thereto with respect to the cash collateral.

     (b) FAILURE TO PROVIDE ALTERNATE MOUNTAINGATE COLLATERAL. If Mountaingate shall fail to provide the Alternate Mountaingate Collateral to the Collateral Agent by the earlier to occur of (i) an Alternate Major Default or (ii) September 30, 2002, the Collateral Agent may, upon the direction of any Directing Creditors, as its sole remedy against Mountaingate or David G. Price for such failure, immediately exercise all rights and remedies under the Mountaingate Guaranty and the Mountaingate Second Mortgage, including, without limitation, the right of foreclosure sale thereunder; PROVIDED, HOWEVER, Mountaingate's failure to provide the Alternate Mountaingate Collateral shall not be deemed a Major Default. All proceeds from any sale or foreclosure (net of fees and expenses incurred in connection therewith) pursuant to this Section 14(b), shall be placed in the Mountaingate Control Account and treated as Alternate Mountaingate Collateral in the form of cash collateral.

     (c) MOUNTAINGATE CURE. Notwithstanding SECTION 14(b), the Mountaingate Guaranty is subject to being cured by the delivery of the Alternate Mountaingate Collateral until, but not after, one day after the delivery of a notice by the Collateral Agent to David G. Price of foreclosure sale, as filed with the Official Recorder of the County of Los Angeles, California, on the Mountaingate Second Mortgage.

     (d) FORECLOSURE ON MOUNTAINGATE. If David G. Price shall have provided the Alternate Mountaingate Collateral to the Collateral Agent, the Collateral Agent may not, until after the occurrence of a Major Default, (x) if the Alternate Mountaingate Collateral is in the form of a Letter of Credit, draw down the Letter of Credit or (y) if the Alternate Mountaingate Collateral is in the form of cash collateral, exercise all rights and remedies under the Mountaingate Guaranty and foreclose on the cash collateral pledged pursuant to the Mountaingate Control Agreement; PROVIDED, HOWEVER, that no recourse may be sought against the Alternate Mountaingate Collateral prior to the occurrence of a Specified Event.

     (e) ALTERNATE PLEDGE COLLATERAL. David G. Price shall (i) obtain a Letter of Credit in an initial face amount equal to $16,000,000 or (ii) provide cash collateral in the amount of $16,000,000 (the "ALTERNATE PLEDGE COLLATERAL") and furnish same to the Collateral Agent no later than October 15, 2002. Upon David
G. Price's furnishing to the Collateral Agent of the Alternate Pledge Collateral, the Collateral Agent shall, subject to the terms of the David G. Price Control Agreement, concurrently (if so requested in writing a reasonable time in advance but in no event less than 5 Business Days) either (1) if the Alternate Pledge Collateral is in the form of a Letter of Credit, (x) terminate the Price Guaranty and the Price Pledge Agreement and (y) release the Personal Property Collateral pledged thereunder or (2) if the Alternate Pledge Collateral is in the form of cash collateral, release the Personal Property Collateral pledged under the Price Pledge Agreement and terminate the Price Pledge Agreement but continue to maintain effective the Price Guaranty. In the event that David G. Price elects to provide the Alternate Pledge Collateral in the form of cash collateral, the Collateral Agent and David G. Price shall, concurrently with the delivery of the Alternate Pledge Collateral, enter into the David G. Price Control Agreement, substantially in the form attached hereto as ANNEX 2 and reasonably satisfactory to the Required Creditors, which shall govern the rights and obligations of the parties thereto with respect to the cash collateral.

     (f) FAILURE TO PROVIDE ALTERNATE PLEDGE COLLATERAL. If David G. Price shall fail to provide the Alternate Pledge Collateral to the Collateral Agent by the earlier to occur of (i) an Alternate Major Default or (ii) October 15, 2002, the Collateral Agent may, upon the direction of any Directing Creditors, as its sole remedy against David G. Price for such failure, immediately exercise all rights and remedies under the Price Guaranty and the Price Pledge Agreement, including, without limitation, the right of foreclosure sale thereunder; PROVIDED, HOWEVER, David G. Price's failure to provide the Alternate Pledge Collateral shall not be deemed a Major Default. All proceeds from any sale or foreclosure (net of fees and expenses incurred in connection therewith) pursuant to this Section 14(f), shall be placed in the David G. Price Control Account and treated as Alternate Pledge Collateral in the form of cash collateral.

     (g) PLEDGE CURE. Notwithstanding SECTION 14(f), the Price Guaranty is subject to being cured by the Alternate Pledge Collateral until, but not after, the foreclosure on the Pledged Shares.

     (h) FORECLOSURE ON PLEDGE. If David G. Price shall have provided the Alternate Pledge Collateral to the Collateral Agent, the Secured Creditors may not, until the occurrence of a Major Default, (x) if the Alternate Pledge Collateral is in the form of a Letter of Credit, draw down the Letter of Credit or (y) if the Alternate Pledge Collateral is in the form of cash collateral, exercise all rights and remedies under the Price Guaranty and foreclose on the cash collateral pledged pursuant to the David G. Price Control Agreement; PROVIDED, HOWEVER, that no recourse may be sought against the Alternate Pledge Collateral prior to the occurrence of a Specified Event.

     15. DISTRIBUTIONS.

     (a) SHARING / DISTRIBUTIONS.

          (i) Each Secured Creditor agrees to share with the other Secured Creditors all Distributions at all times and to apply all Distributions received by such Secured Creditor (in each case whether or not an Alternate Major Default or a Major Default, as applicable, shall have occurred and be continuing and whether or not any Bankruptcy Proceeding shall have commenced or be continuing) according to the priorities and in the manner provided in this SECTION 15. In furtherance of the foregoing, any and all payments and other Distributions required to be made by the Company and the Guarantors in respect of the Secured Obligations shall at all times be paid by the Company and the Guarantors to the Collateral Agent for distribution in accordance with paragraph (b) of this SECTION 15. Each Secured Creditor agrees that if it shall receive any Distributions (including payments received by setoff of deposit balances or automatic debits or otherwise or payments or recoveries from any security interest granted to any Secured Creditor) other than from a Distribution by the Collateral Agent pursuant to paragraph (b) of this SECTION 15, such Secured Creditor shall promptly (in no event later than five (5) Business Days after receipt thereof) pay the same over to the Collateral Agent in the same form as received (with such endorsements as may be necessary), and that until such Secured Creditor shall have made such payment it will hold such Distributions in trust for all the Secured Creditors.

          (ii) Promptly following the receipt of any Distributions, the Collateral Agent shall (a) provide notice to the Secured Creditors of receipt of such Distributions and deposit such Distributions into the Collateral Proceeds Account and (b) upon the written direction of the Required Creditors, distribute to each Secured Creditor such Secured Creditor's share of the Distributions so received in accordance with paragraph (b) of this SECTION 15. Until such Distributions are so applied, the Collateral Agent shall hold such amounts in its custody in accordance with its regular procedures for handling deposited funds.

          (iii) Promptly after making any Distributions on any date under clause THIRD, or any clause beneath clause THIRD, of any of the "waterfall" provisions set forth in SECTION 15(b) below, the Collateral Agent shall give notice to each of the Secured Creditors and the Company of all such Distributions.

          (b) ORDER OF APPLICATION.

          (i) From the date hereof through and including the Security Termination Date, all Distributions received by the Collateral Agent shall be applied promptly, but no later than the next Business Day after receipt of such written direction, by the Collateral Agent in the following order as of any date of Distribution:

          FIRST: to:

                    A. payment of the Collateral Agent's Fee and any reasonable expenses incurred by the Collateral Agent in connection with enforcing the rights and remedies of the Secured Creditors hereunder and under the Security Instruments and with any or all of the retaking, holding, preserving, processing, advertising, maintaining, preparing for or consummating any sale, lease or other disposition of any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto; and then

                    B. the ratable payment of, or ratable reimbursement of a
               Secured Creditor for, the reasonable fees and expenses of in-house or outside counsel and other advisors to the Bank, counsel and other advisors to the Purchasers; and then

          SECOND: to the reimbursement to the Purchasers of the First Mountaingate Loan Payoff Amount (defined in SECTION 32 below) (to the extent such amount is actually paid by the Purchasers); provided, however, that such amount shall only be reimbursed out of and to the extent of Collateral Proceeds solely arising from the Mountaingate Property;

          THIRD: to the ratable payment in respect of all accrued and unpaid interest then due and payable by the Company in respect of the Secured Obligations;

          FOURTH: to the ratable payment in respect of all outstanding principal (whether or not then due and payable) in respect of the Secured Obligations (for the avoidance of doubt, all outstanding principal in respect of the Secured Obligations shall not include the Make-Whole Amounts);

          FIFTH: the ratable payment in respect of any costs, fees or expenses then due and payable by the Company to any Secured Creditor in respect of the Secured Obligations not provided for above or below;

          SIXTH: to the payment of all Make-Whole Amounts to the Purchasers (whether or not then due and payable); and

          SEVENTH: to the reimbursement to the Purchasers of any portion of the First Mountaingate Loan Payoff Amount not reimbursed under Item SECOND above; and

          EIGHTH: to the Company or as otherwise required by applicable law.

          As used in this SECTION 15(B)(i), "ratable" shall mean with respect to each Secured Creditor, a ratio equal to (x) the total amount owing (whether or not then due and payable and excluding any Make-Whole Amounts) to such Secured Creditor under such clause (y) to the total amount owing (whether or not then due and payable and excluding any Make-Whole Amounts) to all of the Secured Creditors under such clause.

          (ii) Notwithstanding anything in the Agreement to the contrary:

                    A. the Collateral Agent shall not be obligated to make a
               payment pursuant to this SECTION 15(b) until it shall have received a threshold amount of at least $100,000 of Distributions that are to be distributed at such time pursuant to this SECTION 15, unless such lesser amount would be the final amount to be paid to satisfy the Secured Obligations or the Collateral Agent's failure to make such payment would result in an Alternate Major Default or a Major Default; and

                    B. any amounts withheld, pursuant to Section 15(c), by the
               Collateral Agent from a Distribution to be otherwise made to a Non-Returning Secured Creditor shall be deemed to have been paid to such Non-Returning Secured Creditor for purposes of determining each Secured Creditor's ratable share of any Distribution hereunder.

     (c) RETURNED AMOUNTS. If at any time the Collateral Agent or any Secured Creditor shall be required to restore or return, or if such party (with the consent of the Required Creditors) restores or returns in good faith settlement of pending or threatened avoidance claims, to the Company or any other Person other than to another Secured Creditor any Distributions made on or after the Effective Date or any portion thereof, whether by reason of the insolvency, reorganization or other similar event in respect of the Company or such Person or otherwise (a "RETURNED AMOUNT"), then, (i) the Collateral Agent shall promptly give notice of the Returned Amount to each Secured Creditor, and (ii) each of the Secured Creditors shall promptly transfer to the Collateral Agent (for reimbursement to the Collateral Agent or such Secured Creditor, as the case may be) such amounts as are necessary such that each Secured Creditor shall have received and retained the amount it would have received under SECTION 15(b) had the Returned Amount not previously been distributed (its "RETURNED AMOUNT SHARE"). If any Secured Creditor (a "NON-RETURNING SECURED CREDITOR") fails to tender payment of its Returned Amount Share, then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any Distributions (including, without limitation, Collateral Proceeds) otherwise payable to such Non-Returning Secured Creditor an amount equal to its Returned Amount Share remaining unpaid at such time of receipt of such Distributions (including, without limitation, Collateral Proceeds) and apply such amount withheld in satisfaction of such Returned Amount Share. The Collateral Agent shall also have the right to collect from such Non-Returning Secured Creditor, and/or withhold from any Distributions to otherwise be made to such Non-Returning Secured Creditor, the Collateral Agent's reasonable costs and expenses incurred in collecting such Non-Returning Secured Creditor's Returned Amount Share, plus interest on any unpaid portion of such Returned Amount Share at the federal judgment rate from the date the Collateral Agent first requested payment of such Returned Amount Share. The agreements in this SECTION 15(c) shall survive the payment of the Bank Loans and the Notes, and the termination of the Debt Documents and this Agreement.

     (d) NO WAIVER OF DEFAULT. The Company acknowledges and agrees that if any payment default exists in respect of the Secured Obligations after the making of any Distribution hereunder, nothing set forth herein shall constitute a waiver of such payment default.

     (e) COLLATERAL PROCEEDS ACCOUNT. Promptly after the date hereof, the Company shall establish and thereafter maintain with the Collateral Agent a segregated trust account for the purpose of depositing any proceeds from any disposition of Collateral pursuant to the terms of this Agreement or the Security Instruments (the "COLLATERAL PROCEEDS ACCOUNT"). During the continuation of a Major Default, the Collateral Agent shall, at the direction of the Directing Creditors, withdraw funds in the Collateral Proceeds Account and pay the same to the Secured Creditors for application toward the reduction or discharge of the Secured Obligations, as set forth in this SECTION 15.

     16. INTEREST RATE. All amounts due to the Bank and the Purchasers hereunder and under the Mortgages and the Security Instruments and not paid when due shall bear interest from and after the due date thereof at the Current Rate.

     17. WAIVER BY THE COMPANY AND GUARANTORS. Neither the Collateral Agent nor any Secured Creditor shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any public or private sales pursuant to the Mortgages or other Security Instruments. Each of the Company and the Guarantors hereby waives (to the extent permitted by law) any claims it or he may have against the Collateral Agent or any Secured Creditor arising by reason of the fact that the price at which the Collateral may have been sold at any such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations then outstanding.

     18. RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT.

     (a) If the Collateral Agent shall resign as Collateral Agent under this Agreement (or be removed pursuant to SECTION 18(b)), the Collateral Agent shall deliver notice of resignation promptly to all the Secured Creditors. Such resignation (or removal) shall be effective upon the appointment of a successor Collateral Agent and the payment to the outgoing Collateral Agent of all amounts owed to it hereunder. The Required Creditors may appoint a successor Collateral Agent for the Secured Creditors, which successor Collateral Agent shall be a commercial bank, insurance company or trust company organized under the laws of the United States of America or any state thereof having a combined surplus and capital of not less than $100,000,000, whereupon such successor Collateral Agent shall succeed to the rights, powers and duties of the former Collateral Agent and the obligations of the former Collateral Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement; PROVIDED, HOWEVER, that if the Secured Creditors cannot agree as to a successor Collateral Agent within fifteen (15) days after notice of such resignation (or removal), then the resigning (or removed) Collateral Agent may appoint an interim Collateral Agent (which shall not be the Bank, a Noteholder, or any Affiliate of any thereof) meeting the qualifications set forth above to act as Collateral Agent pending the appointment of a successor Collateral Agent through the procedure described herein.

     (b) The Collateral Agent may be removed without cause at any time by the vote of any of the Bank or the Required Purchasers, and written notice thereof delivered to the Collateral Agent. If the Collateral Agent is so removed, the Required Creditors may appoint a successor Collateral Agent in accordance with
SECTION 18(a) hereof.

     (c) After the effective date of the resignation or removal of the Collateral Agent hereunder, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Security Instruments and this Agreement; PROVIDED, HOWEVER, that any liability of such Collateral Agent arising from the performance of its obligations hereunder prior to such resignation or removal shall survive such resignation or removal.

     (d) Each of the parties hereto, including any resigning or removed Collateral Agent, agrees to execute whatever documents as are necessary or reasonably requested, including, without limitation, amendments to or assignments of any of the Security Instruments, to effect the resignation or removal of the Collateral Agent under this Agreement or any other document executed pursuant to this Agreement and to continue the perfection of the Liens on the Collateral.

     19. CONFIDENTIALITY. The Collateral Agent agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company, the Guarantors or by any other party on the Company's or any Guarantor's behalf in connection with this Agreement or the other Debt Documents and agrees and undertakes that neither it nor any of its Affiliates shall disclose to any Person (other than any Secured Creditor) any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or the other Debt Documents. The Collateral Agent, its Affiliates and their respective employees, officers and directors may disclose such information (1) at the request of any regulatory authority or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other court process,
(3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other Governmental Authority of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person's independent auditors, attorneys and other professional advisors who agree to be bound by the terms of this SECTION 19, (6) if such information has become public other than through disclosure by such Person, (7) in connection with any litigation involving such Person, so long as due care is taken by the Collateral Agent, its affiliates and their respective officers and directors to comply with the provisions of this
SECTION 19, including, but not limited to, filing any documents containing such information under seal, and (8) to any Affiliate of such Person who agree to be bound by the terms of this SECTION 19. Notwithstanding anything herein to the contrary, nothing herein shall impose any additional confidentiality restriction on any Secured Creditor (beyond those confidentiality restrictions to which such Secured Creditor is already subject pursuant to the other Debt Documents) with respect to any information provided by the Collateral Agent to such Secured Creditor.

     20. BINDING UPON SUCCESSORS. All rights of the Collateral Agent and the other Secured Creditors under this Agreement shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their respective successors and assigns, and all obligations of the Company and the Guarantors shall bind their respective successors and assigns.

     21. ENTIRE AGREEMENT. This Agreement, the Restructuring Agreement, the Guaranties, the Mortgages and the other Security Instruments contain the entire collateral agency agreement and intercreditor agreement with respect to the Collateral among Secured Creditors, on the one hand, and the Company and the Guarantors, on the other hand, and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed in accordance with SECTION 22. All waivers by the Company and the Guarantors provided for in this Agreement have been specifically negotiated by the parties with full cognizance and understanding of their rights.

     22. AMENDMENTS, WAIVERS AND CONSENTS.

     (a) All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Required Creditors, provided that any amendment, modification, supplement or waiver of Sections 12(e), 15 or 22 or the definitions of Directing Creditors, Distribution, Loan Obligations, Purchaser Obligations, Required Creditors, Required Purchasers, Secured Obligations or Secured Creditor shall require the unanimous written consent of all the Secured Creditors. Any amendments, waivers or consents of any provision of this Agreement affecting the rights or obligations of the Collateral Agent shall also require the prior written consent of the Collateral Agent.

     (b) All amendments or waivers of any provision of or consent pursuant to or under any Security Instrument shall be effective only if the same shall be in writing and signed by the Collateral Agent and the Required Creditors. Notwithstanding the foregoing, the release of all or substantially all of the Collateral prior to the Security Termination Date shall require the written consent of each of the Secured Creditors.

     (c) Each Secured Creditor hereby agrees and covenants with each other Secured Creditor that it will not amend or modify any term or provision of any other Debt Document (i.e., other than this Agreement and any other Security Instrument covered above in subsections (a) and (b), respectively) without the prior written consent of the Required Creditors; provided, however, that nothing in this SECTION 22 shall, or shall be deemed to, affect the voting requirements set forth in each such agreement for such amendments and modifications.

     23. CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

     24. PLACE OF BUSINESS; RECORDS. The Company represents and warrants that its chief place of business is at the address set forth beneath its signature below, and that its books and records concerning the Collateral are kept at its chief place of business and at other offices of the Company in Santa Monica, California.

     25. NOTICE. Any written notice, consent or other communication provided for in this Agreement shall be delivered or sent and all notices and other communications provided to any party hereto under this Agreement, in writing or by facsimile and addressed or delivered to such party, with copies to each other party hereto (but failure to provide any such copies shall not invalidate such notice), in each case at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice shall be deemed given when received.

     26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by telecopier of any executed counterpart of a signature page to this Agreement shall be effective as delivery of an originally executed counterpart of this Agreement.

     27. SALE OF INTEREST. No Secured Creditor will sell, transfer or otherwise dispose of any interest in the Secured Obligations to any party unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

     28. REPURCHASE IN THE EVENT OF AVOIDANCE ACTIONS; SEVERABILITY.

     (a) If for any reason, the allocation of Distributions among the Secured Creditors in accordance with SECTION 15(b)of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable in whole or in part, then the Secured Creditors will purchase and exchange such participations in the Debt Documents as may be required so that the Secured Creditors, after giving effect to all such purchases and exchanges, shall have received and retained cash payments in respect of the amounts distributable under SECTION 15(b) equal to the amount the Secured Creditors would have received if the amounts had been applied in accordance with such SECTION 15(b); PROVIDED, HOWEVER, if in connection with a Bankruptcy Proceeding of the Company or any Guarantor, any portion of the Secured Obligations or the Company's or any Guarantor's obligations under the Security Instruments referred to in clauses SECOND, THIRD, FOURTH or FIFTH of
SECTION 15(b)(i) is determined to be unenforceable or is disallowed (such portion to be hereinafter referred to as a "DISALLOWED OBLIGATION"), then this
SECTION 28(a) shall not be applied or construed in such manner to enable the holder of any such Disallowed Obligation to receive any Distribution on account of such Disallowed Obligation. It is the intent of this SECTION 28(a) to establish an alternative mechanism to preserve as among the parties hereto the distribution priorities and the sharing calculation formulas set forth in
SECTION 15(b) the same as if this Agreement had been given effect among the parties hereto and the same as if the Secured Obligations were allowed or enforced against the Company and the Guarantors in accordance with their terms. It is not, however, the intent of this SECTION 28(a) to enable any party hereto to receive or retain any Distribution with respect to any Disallowed Obligation to the extent such Disallowed Obligation has been disallowed or is otherwise determined to be unenforceable as against the Company or any Guarantor.

     (b) Except to the extent contemplated by subsection (a) hereof, in case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     29. TERMINATION OF AGREEMENT. This Agreement shall terminate on the Security Termination Date; PROVIDED, HOWEVER, that such termination shall not relieve any party of its accrued obligations and liabilities, and all representations and warranties herein, and any provision expressly stated herein to survive termination of this Agreement, shall survive such termination.

     30. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     31. FURTHER ASSURANCES. At any time and from time to time, upon the request of the Collateral Agent, the Bank or the Required Purchasers, the Company and the Guarantors, as the case may be, shall execute, deliver and acknowledge or cause to be executed, delivered or acknowledged, such further documents and instruments and do such other acts and things as the Collateral Agent, the Bank or the Required Purchasers may reasonably request in order to fully effect the purposes of Restructuring Agreement and any other agreements, instruments and documents delivered pursuant to or in connection with the Restructuring Agreement.

     32. PAYOFF RIGHT.

     (a) The Bank hereby expressly grants to Purchasers the right to reinstate, redeem or otherwise pay off that certain loan (the "FIRST MOUNTAINGATE LOAN") entered into between the Bank and the Company pursuant to that certain Standing Loan and Swap Commitment dated as of October 7, 1996 (the "LOAN AGREEMENT") and secured by the First Mountaingate Deed on the terms and conditions set forth below.

     (b) Concurrently with (i) the recordation of any Notice of Default in connection with a trustee's sale of the Mountaingate Property under the First Mountaingate Deed (a "TRUSTEE'S SALE"), or (ii) commencement of any judicial foreclosure proceedings with respect to the Mountaingate Property under the First Mountaingate Deed (a "FORECLOSURE"), the Bank shall provide the Purchasers with written notice (the "FIRST MOUNTAINGATE LOAN PAYOFF NOTICE") thereof along with a statement detailing the unpaid principal balance of the Loan, all unpaid interest thereon and all other sums then due and payable and specifying the amount required to be paid to the Bank to constitute payment in full of the Loan. Such statement shall be updated from time to time by the Bank at the request of the Purchasers and shall provide the Purchasers with sufficient information to enable the Purchasers to determine the amount necessary to pay off the First Mountaingate Loan in full at any time during the 90 day period described in (d) below (the "FIRST MOUNTAINGATE LOAN PAYOFF AMOUNT"), including an amount for per diem interest.

     (c) At any time up to and including the 90th day following the date on which the First Mountaingate Loan Payoff Notice is sent to the Purchasers, the Purchasers may, in their sole and absolute discretion, reinstate, redeem or otherwise pay off the First Mountaingate Loan by paying to the Bank the First Mountaingate Loan Payoff Amount in immediately available United States funds. In no event shall the Purchasers be obligated to pay off the First Mountaingate Loan.

     (d) Upon its receipt of the First Mountaingate Loan Payoff Amount, the Bank shall issue a full reconveyance of the Property from the lien of the First Mountaingate Deed and take such other actions and execute such other documents as are reasonably necessary to cancel, terminate, release and reconvey the Loan Agreement and remaining loan documents relating to the First Mountaingate Loan.

     (e) All obligations of the Bank hereunder shall inure to and bind its successors and assigns.

     33. LIMITED RECOURSE. NOT WITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, THE OBLIGATIONS OF THE GUARANTORS HEREUNDER ARE LIMITED TO, AND THE RIGHTS OF THE COLLATERAL AGENT AGAINST SUCH GUARANTORS HEREUNDER SHALL BE RECOURSE SOLELY TO, THE SECURITY INTERESTS GRANTED BY EACH SUCH GUARANTOR. FOR PURPOSES OF CLARIFICATION THIS PROVISION SHALL IN NO WAY LIMIT THE RIGHTS OF THE COLLATERAL AGENT UNDER, (i) SECTION 14 HEREOF (ii) IN THE CASE OF DAVID G. PRICE UNDER THE PRICE PLEDGE AGREEMENT, THE PRICE GUARANTY, THE DAVID G. PRICE CONTROL AGREEMENT OR ANY LETTER OF CREDIT PROVIDED BY DAVID
G. PRICE, (iii) IN THE CASE OF MOUNTAINGATE, THE MOUNTAINGATE GUARANTY, THE MOUNTAINGATE CONTROL AGREEMENT, THE MOUNTAINGATE SECOND MORTGAGE AND ANY LETTER OF CREDIT PROVIDED BY MOUNTAINGATE, (iv) IN THE CASE OF GEI, THE GEI GUARANTY AND THE GEI MORTGAGES AND (v) IN THE CASE OF JCG, THE JCG GUARANTY AND THE JCG MORTGAGES.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COLLATERAL AGENT:                       BNY MIDWEST TRUST COMPANY,
                                        as Collateral Agent


                                        By: /s/ Maricela Marquez
                                           ---------------------------------
                                        Name: Maricela Marquez
                                        Title: Assistant Treasurer



COMPANY:                                AMERICAN GOLF CORPORATION


                                        By: /s/ Edward R. Sause
                                           ---------------------------------
                                        Name: Edward R. Sause
                                        Title: CFO



GUARANTORS:                             DAVID G. PRICE

                                        /s/ David G. Price
                                        -----------------------------

                                        MOUNTAINGATE LAND, L.P.


                                        By: Mountaingate Land, Inc.
                                        Title: General Partner


                                     By:/s/ David G. Price
                                        -----------------------------
                                        Name: David G. Price
                                        Title: President


                                        GOLF ENTERPRISES, INC.


                                     By:/s/ David G. Price
                                        -----------------------------
                                        Name: David G. Price
                                        Title: President

                                        JIM COLBERT GOLF


                                        /s/ David G. Price
                                        -----------------------------
                                        Name: David G. Price
                                        Title: President


SECURED CREDITORS:                      BANK OF AMERICA, N.A.


                                        /s/ Ronald J. Parisi
                                        -----------------------------
                                        Name: Ronald J. Parisi
                                        Title: Senior Vice President

                                        TEACHERS INSURANCE AND ANNUITY
PURCHASERS:                             ASSOCIATION OF AMERICA


                                            By: /s/ Roi G. Chandy
                                                --------------------------------
                                            Name: Roi G. Chandy
                                            Title: Director - Special Situations



                                        THE TRAVELERS INSURANCE COMPANY

                                             By: /s/ Pamela Westmoreland
                                                 -------------------------------
                                             Name: Pamela Westmoreland
                                             Title: Investment Officer

                                        JEFFERSON PILOT LIFE INSURANCE COMPANY


                                             By: /s/ Robert E. Whalen, II
                                                --------------------------------
                                             Print Name: Robert E. Whalen, II
                                             Title: Vice President



                                        NATIONAL LIFE INSURANCE COMPANY


                                             By: /s/ R. Scott Higgins
                                                 -------------------------------
                                             Print Name: R. Scott Higgins
                                             Title: Vice President, NL Capital

                                        LIFE INSURANCE COMPANY OF THE SOUTHWEST

                                             By: /s/ R. Scott Higgins
                                                 -------------------------------
                                             Print Name: R. Scott Higgins
                                             Title: Vice President, NL Capital


                                        AUSA LIFE INSURANCE COMPANY, INC.

                                             By: /s/ John Bailey
                                                --------------------------------
                                             Print Name: John Bailey
                                             Title: Vice President

                                        PFL LIFE INSURANCE COMPANY


                                             By: /s/ John Bailey
                                                --------------------------------
                                             Print Name: John Bailey
                                             Title: Vice President